SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CORRECTIONS CORPORATION OF AMERICA

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2003

To our stockholders:

     We are pleased to invite you to attend the 2003 annual meeting of stockholders of Corrections Corporation of America (the “Company”) to be held at 10:00 a.m., local time, on Thursday, May 15, 2003, at the Hilton Suites, 121 4th Avenue South, Nashville, Tennessee.

     Details regarding the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

     During the meeting, management of the Company will also review the Company’s recently completed 2002 fiscal year and will provide a report on the progress of the Company, including a description of recent developments affecting the Company. Stockholders of the Company will also be given an opportunity to ask management questions of general interest concerning the Company.

     Your Board of Directors and the Company’s management look forward to greeting those stockholders who are able to attend.

Sincerely,

William F. Andrews Chairman of the Board of Directors

John D. Ferguson Vice-Chairman of the Board of Directors, Chief Executive Officer and President

CORRECTIONS CORPORATION OF AMERICA
10 BURTON HILLS BOULEVARD
NASHVILLE, TENNESSEE 37215

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 15, 2003

     Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of Corrections Corporation of America (the “Company”) will be held at 10:00 a.m., local time, on Thursday, May 15, 2003, at the Hilton Suites, 121 4th Avenue South, Nashville, Tennessee, for the following purposes:

(1)	To elect 11 directors to serve on the Company’s Board of Directors until the 2004 annual meeting of the Company’s stockholders and until their respective successors are duly elected and qualified;

(2)	To consider and approve an amendment to the Company’s 2000 Stock Incentive Plan to increase the number of shares of the Company’s common stock reserved and authorized for issuance thereunder;

(3)	To consider and approve the adoption of the Company’s Non-Employee Directors’ Compensation Plan;

(4)	To ratify the action of the Company’s Board of Directors and its Audit Committee in selecting the firm of Ernst & Young LLP to be the independent auditors of the Company for the fiscal year ended December 31, 2003, and to perform such other services as may be requested by the Company; and

(5)	To consider and act upon any other matters which may be properly raised at the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on Thursday, April 3, 2003, are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof.

     YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY FOLLOWING THE PROCEDURES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. WHETHER YOU ARE A REGISTERED HOLDER OF YOUR SHARES OR HOLD YOUR SHARES IN “STREET NAME”, YOU MAY ALSO AUTHORIZE THE VOTING OF YOUR SHARES BY TELEPHONE AS PROVIDED IN THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU ARE A “STREET NAME” HOLDER, YOU MAY ALSO VOTE YOUR SHARES OVER THE INTERNET AS PROVIDED IN THE

INSTRUCTIONS SET FORTH ON THE PROXY CARD. YOUR PROMPT RESPONSE IS NECESSARY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

     All stockholders are cordially invited to attend the meeting in person.

By Order of the Board of Directors,

G. A. Puryear IV Executive Vice President, General Counsel and Secretary

April 11, 2003
Nashville, Tennessee

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the Annual Meeting?
Who is entitled to vote at the Annual Meeting?
What are the voting rights of the holders of the Company’s Common Stock?
Is my vote important?
How do I vote?
Can I vote by telephone or electronically?
Can I change my vote after I return my proxy card or vote by telephone or electronically?
What are the costs of soliciting these proxies?
How do I vote my 401(k) shares?
What constitutes a quorum?
Who will count the votes?
Will my vote be kept confidential?
What are the Board of Directors’ recommendations?
What vote is required to approve each item?
Where can I find the voting results?
How and when may I submit a stockholder proposal for the Company’s 2004 Annual Meeting?
How can I obtain the Company’s Annual Report on Form 10-K?
Whom should I contact if I have any questions?
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Ownership of Common Stock
Ownership of Series A Preferred Stock
Ownership of Series B Preferred Stock
Securities Authorized for Issuance Under Equity Compensation Plans
Narrative Description of Compensation Plans Adopted Without Stockholder Approval
Section 16(a) Beneficial Ownership Reporting Compliance
PROPOSAL I ELECTION OF DIRECTORS
Directors Standing for Election
Information Concerning Executive Officers Who Are Not Directors
CORPORATE GOVERNANCE
Board of Directors Meetings and Committees
Audit Committee
Compensation Committee
Nominating and Governance Committee
Executive Committee
Director Compensation
Certain Relationships and Related Transactions
Report of the Audit Committee
Audit and Non-Audit Fees
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregate Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Option/SAR Values
Report of the Compensation Committee
Compensation Philosophy
Components of Executive Compensation
Compensation of Chief Executive Officer and President
Tax Deductibility of Compensation
Compensation Committee Interlocks and Insider Participation
Employment Agreements and Change in Control Provisions
Employment Agreements
Change in Control Provisions of Stock Incentive Plans
PERFORMANCE GRAPH
PROPOSAL II AMENDMENT TO 2000 STOCK INCENTIVE PLAN
Existing Equity Incentive Plans
Issuance of Equity Incentives to Directors, Executive Officers and Key Employees
2000 Plan Amendment
2000 Stock Incentive Plan
General
Material Terms of the 2000 Stock Incentive Plan
Stockholder Approval
PROPOSAL III APPROVAL OF NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN
General
Administration of the Plan
Shares to be Issued Pursuant to the Plan
Terms and Conditions of the Plan
Compensation Election
Payment of Shares
Form of Issuance of Shares
Tax Consequences
Stockholder Approval
PROPOSAL IV RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
APPENDIX A
CORRECTIONS CORPORATION OF AMERICA (THE “COMPANY”) AUDIT COMMITTEE CHARTER
APPENDIX B
THIRD AMENDMENT TO CORRECTIONS CORPORATION OF AMERICA 2000 STOCK INCENTIVE PLAN
APPENDIX C
CORRECTIONS CORPORATION OF AMERICA NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN

PROXY STATEMENT
FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 15, 2003

     The Board of Directors of Corrections Corporation of America, a Maryland corporation (the “Company”), is providing this Proxy Statement, together with the accompanying Notice of Annual Meeting and the enclosed proxy card, for use at the 2003 Annual Meeting of Stockholders of the Company, which will take place on Thursday, May 15, 2003, at 10:00 a.m., local time, at the Hilton Suites, 121 4th Avenue South, Nashville, Tennessee (the “Annual Meeting”), and at any adjournments or postponements thereof.

     This Proxy Statement, together with the accompanying Notice of Annual Meeting and the enclosed proxy card, are being sent to stockholders entitled to notice of, and to vote at, the Annual Meeting on or about Friday, April 11, 2003.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

     At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	The election of 11 members to the Company’s Board of Directors.

2.	The approval of the amendment to the Company’s 2000 Stock Incentive Plan.

3.	The approval and adoption of the Company’s Non-Employee Directors’ Compensation Plan.

4.	The ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended December 31, 2003, and to perform such other services as may be requested by the Company.

5.	Any other matters which may be properly raised at the Annual Meeting and at any adjournments or postponements thereof.

Who is entitled to vote at the Annual Meeting?

     The Board of Directors has fixed the close of business on Thursday, April 3, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only stockholders of record of the Company’s common stock,

$0.01 par value per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting.

     As of the Record Date, the Company had 28,108,535 shares of Common Stock issued and outstanding, each of which is entitled to one vote with respect to each matter submitted at the Annual Meeting. As of the Record Date, the Company had 4,300,000 shares of its 8% Series A Cumulative Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), issued and outstanding and 4,672,163 shares of its 12.0% Series B Cumulative Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), issued and outstanding. Pursuant to the terms of the Series A Preferred Stock and the Series B Preferred Stock, the holders of such shares do not possess any voting rights with respect to the items presented at the Annual Meeting.

What are the voting rights of the holders of the Company’s Common Stock?

     Each outstanding share of the Company’s Common Stock will be entitled to vote on each matter considered at the meeting.

Is my vote important?

     Your vote is important. Whether or not you plan to attend the meeting in person, we urge you to vote as soon as possible by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided or by voting by telephone or electronically as described below. If you choose to attend the meeting in person, you may revoke your proxy and personally cast your votes.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I vote by telephone or electronically?

     If you are a registered stockholder, you may also vote by telephone by following the instructions included with your proxy card. The deadline for registered holders to vote by telephone is 11:59 p.m., Eastern Daylight Savings Time, on May 14, 2003. If your shares are held in “street name,” you may vote by telephone or electronically through the Internet as instructed on your proxy card. The deadline for “street name” holders voting by telephone or electronically is 11:59 p.m., Eastern Daylight Savings Time, on May 14, 2003.

Can I change my vote after I return my proxy card or vote by telephone or electronically?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. If you have voted by telephone or electronically, you may change your vote by following the same instructions used in originally voting your shares. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the costs of soliciting these proxies?

     The cost of soliciting proxies from stockholders will be borne by the Company. Such solicitation will initially be made by mail. The Company has retained Corporate Communications, Inc. to assist in the solicitation of proxies. It is estimated that the fees of Corporate Communications, Inc. for such services will be approximately $15,000, plus all out-of-pocket costs and expenses, all of which will be paid by the Company. In addition, proxy solicitation may be made personally or by telephone by directors, officers and employees of the Company, none of whom will receive additional compensation for these services. Forms of proxies and proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of Common Stock. The Company will reimburse such parties for the reasonable out-of-pocket expenses incurred in connection with such distribution.

How do I vote my 401(k) shares?

     If you participate in the Corrections Corporation of America 401(k) Savings and Retirement Plan, you may vote the shares of Common Stock credited to your account as of the Record Date by completing and returning the proxy card accompanying this Proxy Statement. If you do not vote your shares, the trustee will vote such shares in its discretion.

What constitutes a quorum?

     The presence, in person or by proxy, of the Company’s stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the stockholders, and, therefore, abstentions will not have any effect on the result of a vote upon the matters to be considered at the Annual Meeting.

     If a broker, other record holder or nominee indicates on a proxy card that it does not have authority to vote certain shares on a particular matter, those shares will not be considered present and will not affect the outcome of the vote. The existence of a quorum, however, will be determined based on (i) the number of shares held by stockholders present in person plus (ii) the largest number of shares represented by proxies in which, on any proposal, votes have been cast or as to which, on that proposal, authority to vote has not been withheld. Accordingly, if a broker, other record holder or nominee has exercised discretionary authority or has not withheld authority to vote with respect to a proposal, the shares represented by that proxy will be counted as votes present at the Annual Meeting, and the number of shares present at the Annual Meeting will not be reduced by the withholding of authority to vote shares represented by that proxy on a different proposal.

Who will count the votes?

     The votes will be counted, tabulated and certified by the Company’s transfer agent and registrar, American Stock Transfer & Trust Company. A representative of Corporate Communications, Inc. will serve as the inspector of elections at the meeting.

Will my vote be kept confidential?

     Yes, your vote will be kept confidential and the Company will not disclose your vote, unless: (i) it is required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding); or (ii) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

What are the Board of Directors’ recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Company’s Board of Directors recommends that you vote:

FOR the election of each of the 11 nominees to serve as directors on the Board of Directors;

FOR the approval of the amendment to the Company’s 2000 Stock Incentive Plan;

FOR the approval and adoption of the Company’s Non-Employee Directors’ Compensation Plan; and

FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended December 31, 2003, and to perform such other services as may be requested by the Company.

     With respect to any other matters that properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors. Under the Company’s Third Amended and Restated Bylaws (the “Bylaws”) and Maryland law, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more director will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

     Approval of the Amendment to the Company’s 2000 Stock Incentive Plan and the adoption of the Company’s Non-Employee Directors’ Compensation Plan. Pursuant to the requirements of federal securities laws and the New York Stock Exchange, or the NYSE, the amendment to the Company’s 2000 Stock Incentive Plan and the adoption of the Company’s Non-Employee Directors’ Compensation Plan requires the approval of the holders of the majority of the shares of Common Stock represented at the Annual Meeting. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     Other Items. For the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended December 31, 2003 and any other matter that properly comes before the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock presented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

     The Company’s directors and executive officers, and their affiliates, beneficially own approximately 4.5% of the outstanding shares of Common Stock as of the Record Date and have indicated their intent to vote in favor of each of the proposals set forth herein.

Where can I find the voting results?

     The Company will announce the voting results at the Annual Meeting and also expects to announce the results in a press release to be issued following the completion of the Annual Meeting. The Company will also report the voting results in its quarterly report on Form 10-Q for the second quarter of fiscal 2003, which the Company expects to file with the Securities and Exchange Commission, or the Commission, in August 2003.

How and when may I submit a stockholder proposal for the Company’s 2004 Annual Meeting?

     Under the rules of the Commission, if a stockholder wants the Company to include a proposal in the Company’s proxy statement and form of proxy for presentation at the Company’s 2004 Annual Meeting, the proposal must be received by the Company at the following address: Corrections Corporation of America, Attention: Secretary, 10 Burton Hills Boulevard, Nashville, Tennessee 37215. Such proposal must also comply with the regulations of the Commission regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

     Under the Bylaws of the Company, and as permitted by the rules of the Commission, a stockholder may nominate a director or present a stockholder proposal not included in the Company’s proxy statement at the Company’s 2004 Annual Meeting. Written notice of such a nomination or proposal, along with appropriate supporting information and documentation, must be submitted, via certified mail, return receipt requested, to: Corrections Corporation of America, Attention: Secretary, 10 Burton Hills Boulevard, Nashville, Tennessee 37215.

     The Company’s annual meeting of stockholders will generally be held during the month of May of each year. For a nomination or proposal to be presented at the Company’s 2004 annual meeting, it must be received at the Company’s principal executive offices: (i) not earlier than the 90th day prior to the 2004 Annual Meeting; and (ii) not later than the 60th day prior to the 2004 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2004 Annual Meeting is first made. If the Company does not receive notice during such period, the nomination or proposal will not be presented at the 2004 Annual Meeting. Additionally, persons named as proxies in the Company’s proxy materials relating to the 2004 Annual Meeting will use their discretion in voting the proxies when any nominations or proposals from stockholders not received during such period are raised at the meeting.

How can I obtain the Company’s Annual Report on Form 10-K?

     All stockholders of record on the Record Date will receive with this Proxy Statement a copy of the Company’s 2002 Annual Report to Stockholders. The Annual Report to Stockholders, however, is not part of the proxy solicitation materials. Any stockholder who desires a copy of the Company’s 2002 Annual Report to Stockholders or the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission, may obtain a copy without charge by addressing a request to: Corrections Corporation of America, Attention: Secretary, 10 Burton Hills Boulevard, Nashville, Tennessee 37215.

Whom should I contact if I have any questions?

     If you have any questions about the Annual Meeting or your ownership of the Company’s Common Stock, please contact Karin Demler, the Company’s director of Investor Relations, at 10 Burton Hills Boulevard, Nashville, Tennessee 37215, telephone (615) 263-3000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Stock

     The following table contains information regarding the beneficial ownership of the Company’s Common Stock as of March 31, 2003 by:

•	stockholders known by the Company to beneficially own more than 5% of the Company’s outstanding Common Stock;

•	each director and nominee for director;

•	each existing executive officer of the Company; and

•	all of the Company’s directors, nominees for director and executive officers as a group.

								Percent of
	Number of			Shares				Common
	Shares			Acquirable		Total		Stock
Name and Address	Beneficially			Within		Beneficial		Beneficially
of Beneficial Owner (1)	Owned(2)		+	60 Days(3)	=	Ownership		Owned(4)

FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109	3,072,665			0		3,072,665	(5)	10.9%

Christopher M. Jeffries
Brian J. Collins
Steven L. Hoffman
c/o Millennium Partners
1995 Broadway
New York, New York 10023	28,637			3,362,899		3,391,536	(6)	10.8%

Pacific Mezzanine Fund, L.P.
610 Newport Center Drive, Suite 1100
Newport Beach, California 92660	0			3,369,600		3,369,600	(7)	10.7%

Rolaco Holding S.A.
c/o Oryx Merchant Bank Limited
104 Lancaster Gate
London W23 NT England	2,341,789			0		2,341,789	(8)	8.3%

William F. Andrews	50,686			81,401		132,087		*
John D. Ferguson	31,505	(9)		623,889		655,394		2.3%
Lucius E. Burch, III	406,678	(10)		15,296		421,974		1.5%
John D. Correnti	500			12,000		12,500		*
John R. Horne	0			5,666		5,666		*

							Percent of
	Number of			Shares			Common
	Shares			Acquirable		Total	Stock
Name and Address	Beneficially			Within		Beneficial	Beneficially
of Beneficial Owner (1)	Owned(2)		+	60 Days(3)	=	Ownership	Owned(4)

C. Michael Jacobi	16,000	(11)		12,000		28,000	*
Thurgood Marshall, Jr.	0			1,666		1,666	*
Charles L. Overby	0			5,666		5,666	*
John R. Prann, Jr.	400			12,000		12,400	*
Joseph V. Russell	54,450	(12)		17,020		71,470	*
Henri L. Wedell	639,208	(13)		12,000		651,208	2.3%
Irving E. Lingo, Jr.	0	(14)		136,459		136,459	*
Kenneth A. Bouldin	0			0		0	*
G. A. Puryear IV	1,000			68,229		69,229	*
James A. Seaton	0			0		0	*
Todd J. Mullenger	34,377			13,062		47,439	*
David M. Garfinkle	0			13,062		13,062	*
Jimmy Turner	19,771	(15)		11,464		31,235	*
All directors and executive officers as a group (18 persons, consisting of 9 officers and 9 non-employee directors)	1,254,575			1,040,880		2,295,455	7.9%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Corrections Corporation of America, 10 Burton Hills Boulevard, Nashville, Tennessee 37215.

(2)	For each person, the “Number of Shares Beneficially Owned” column may include shares of Common Stock attributable to the person because of that person’s voting or investment power or other relationship.

(3)	The number of shares of Common Stock beneficially owned by each person is determined under rules promulgated by the Commission. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including, through the exercise of stock options. For each person named in the table, the number in the “Shares Acquirable Within 60 Days” column consists of shares covered by stock options that may be exercised within 60 days after March 31, 2003 (not including, however, any shares covered by stock options to be automatically granted to the Company’s non-employee directors on the date of the Annual Meeting under the terms of the Company’s 2000 Stock Incentive Plan). Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named stockholder.

(4)	The percent ownership for each stockholder on March 31, 2003 is calculated by dividing (i) the total number of shares of Common Stock beneficially owned by the stockholder by (ii) 28,103,360 shares plus any shares of Common Stock acquirable by that stockholder (including exercisable stock options) within 60 days after March 31, 2003.

(5)	This beneficial ownership information is based upon information contained in a Schedule 13G dated February 14, 2003 and filed with the Commission on February 13, 2003 by FMR Corp. jointly with its affiliates, Edward C. Johnson, III, Abigail P. Johnson, Fidelity Management & Research Company and Fidelity Small Cap Independence. FMR Corp. and/or its affiliates have sole voting power over 136,315 shares of Common Stock and sole investment power over 3,072,665 shares of Common Stock.

(6)	This beneficial ownership information is based upon information obtained from the MDP Group (as defined below) and contained in: (i) Amendment No. 1 to a Schedule 13G dated February 20, 2003 and filed with the Commission on February 20, 2003 jointly by Christopher M. Jeffries (“Jeffries”), Brian J. Collins (“Collins”), Steven L. Hoffman (“Hoffman”) Income Opportunity Fund I LLC (“IOF”), MDP Ventures II LLC (“MDP Ventures”), Millennium Development Partners II LLC (“MDP II”), Millennium Development Partners V LLC (“MDP V”), Millennium Holdings II LLC (“MH II”) and Millennium Holdings III LLC (“MH III” and, collectively with Jeffries, Collins, Hoffman, IOF, MDP Ventures, MDP II, MDP V and MH II, the “MDP Group”); and (ii) the Forms 3 and 4 filed with the Commission by the MDP Group (the Schedule 13G and the Forms 3 and 4 referenced in the previous sentence known collectively as the “Commission Filings”). Jeffries is also the controlling member of MDP V, MH II and MH III and the holder of the majority of the limited liability company interests of MDP II. MDP II is the managing member of MDP Ventures and MDP V is the managing member of IOF. According to the Commission Filings, MH II is the holder of an amount of the Company’s 10% convertible subordinated notes due December 31, 2008 (the “MDP Notes”) convertible into approximately 840,724 shares of Common Stock. According to the Commission Filings, each of IOF and MH III hold an amount of the MDP Notes convertible into approximately 1,261,087 shares of Common Stock. The MDP Notes are convertible at any time prior to December 31, 2008. The current conversion rate of the MDP Notes is subject to adjustment upon the occurrence of future events. Also, according to the Commission Filings, MDP Ventures is the holder of 28,587 shares of Common Stock, Collins is the trustee of a trust that holds 36 shares of Common Stock and Hoffman is the holder of 14 shares of Common Stock.

(7)	This beneficial ownership information is based on the terms of the Company’s $30.0 million 8% convertible subordinated notes due February 28, 2005. The holder of the notes may convert the notes into shares of Common Stock at any time prior to February 28, 2005 at a current conversion rate of 11.232 per $100 of the notes (as adjusted to reflect the full issuance of shares in connection with the Company’s stockholder litigation settlement). The current conversion rate of the notes is subject to adjustment upon the occurrence of future events.

(8)	This beneficial ownership information is based on information provided by Rolaco Holding S.A. (“Rolaco”) and contained in a Schedule 13G dated August 16, 2001 and filed with the Commission on August 17, 2001 by Rolaco. Rolaco’s shares of Common Stock are held indirectly through Latonia International Limited, a corporation incorporated under the laws of the British Virgin Islands.

(9)	Includes: (i) 30,340 shares of Common Stock owned directly by Mr. Ferguson; and (ii) 1,165 shares of Common Stock held in the Company’s 401(k) Plan.

(10)	Includes: (i) 382,110 shares of Common Stock owned directly by Mr. Burch; (ii) 23,776 shares of Common Stock owned by the Lucius Burch Family Foundation; and (iii) 792 shares of Common Stock owned by Lucius Burch Sheffield Partners.

(11)	Includes: (i) 10,000 shares of Common Stock owned directly by Mr. Jacobi; and (ii) 6,000 shares of Common Stock held in an IRA.

(12)	Includes 54,450 shares of Common Stock owned directly by Mr. Russell or jointly with his wife.

(13)	Includes: (i) 61,537 shares of Common Stock owned directly by Mr. Wedell; (ii) 313,719 shares of Common Stock owned by Mr. Wedell’s wife; (iii) 138,463 shares of Common Stock held in an IRA; (iv) 102,489 shares of Common Stock held by the Wedell Spendthrift Trust; and (v) 23,000 shares of Common Stock held by The Miller Trust. Does not include shares of Common Stock held by Mr. Wedell’s daughter, of which Mr. Wedell disclaims beneficial ownership.

(14)	Does not include shares of Common Stock held by Mr. Lingo’s mother, of which Mr. Lingo disclaims beneficial ownership.

(15)	Includes: (i) 18,425 shares of Common Stock held directly by Mr. Turner; and (ii) 1,346 shares of Common Stock held in the Company’s 401(k) Plan. Mr. Turner does not currently have investment power with respect to 5,305 shares of Common Stock held pursuant to the terms of a restricted stock plan.

Ownership of Series A Preferred Stock

     The following table contains information regarding the beneficial ownership of the Company’s Series A Preferred Stock as of March 31, 2003 by:

•	stockholders known by the Company to beneficially own more than 5% of the Company’s outstanding Series A Preferred Stock;

•	each director and nominee for director;

•	each existing executive officer of the Company; and

•	all of the Company’s directors, nominees for director and executive officers as a group.

			Percent of Series A
	Number of Shares		Preferred Stock
	Beneficially		Beneficially
Name and Address of Beneficial Owner(1)	Owned(2)(3)		Owned(4)

Jacob May
1900 Church Street, Suite 400
Nashville, TN 37203	299,000	(5)	7.0%

Courage Capital Management, LLC
4400 Harding Road
Nashville, TN 37205	252,400	(6)	5.9%

William F. Andrews	0		*
John D. Ferguson	25,860		*
Lucius E. Burch, III	10,000		*
John D. Correnti	0		*
John R. Horne	0		*
C. Michael Jacobi	0		*
Thurgood Marshall, Jr.	0		*
Charles L. Overby	0		*
John R. Prann, Jr.	0		*
Joseph V. Russell	5,000		*
Henri L. Wedell	218,500	(7)	5.1%
Irving E. Lingo, Jr.	10,600	(8)	*
Kenneth A. Bouldin	0		*
G. A. Puryear IV	0		*
James A. Seaton	0		*
Todd J. Mullenger	0		*
David M. Garfinkle	525		*
Jimmy Turner	0		*
All directors and executive officers as a group (18 persons, consisting of 9 officers and 9 non-employee directors)	270,485		6.3%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Series A Preferred Stock.

(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Corrections Corporation of America, 10 Burton Hills Boulevard, Nashville, Tennessee 37215.

(2)	For each person, the “Number of Shares Beneficially Owned” column may include shares of Series A Preferred Stock attributable to the person because of that person’s voting or investment power or other relationship.

(3)	The number of shares of Series A Preferred Stock beneficially owned by each person is determined under rules promulgated by the Commission. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days. The Company is unaware, however, of any contract or arrangement through which any person may acquire shares of Series A Preferred Stock within 60 days of March 31, 2003 or otherwise. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named stockholder.

(4)	The percent ownership for each stockholder on March 31, 2003 is calculated by dividing (i) the total number of shares of Series A Preferred Stock beneficially owned by the stockholder by (ii) 4,300,000 shares.

(5)	This beneficial ownership information is based on information contained in a Schedule 13D dated August 1, 2001 and filed with the Commission on August 2, 2001.

(6)	This beneficial ownership information is based on information contained in a Schedule 13G dated June 10, 2002 and filed with the Commission on June 10, 2002. Includes 172,400 shares beneficially owned by Courage Special Situations Master Fund, L.P. (“Courage Master”). Courage Master’s general partner is Courage Investments, Inc., which by agreement has granted investment control over the shares held by Courage Master to Courage Capital Management, LLC (“Courage Capital”). Courage Capital is controlled by Richard C. Patton (“Patton”) and Donald Farris. Also includes 25,000 shares beneficially owned by Woodmont Capital, LLC, of which Patton serves as the Chief Manager. Also includes 55,000 shares beneficially owned by HFR ED Special Situations Trust which is effectively controlled by Courage Capital.

(7)	Consists of: (i) 193,600 shares of Series A Preferred Stock owned by Mr. Wedell’s wife; (ii) 18,400 shares of Series A Preferred Stock held in an IRA; and (iii) 6,500 shares of Series A Preferred Stock held by the Wedell Spendthrift Trust.

(8)	Does not include shares of Series A Preferred Stock held by Mr. Lingo’s mother, of which Mr. Lingo disclaims beneficial ownership.

Ownership of Series B Preferred Stock

     The following table contains information regarding the beneficial ownership of the Company’s Series B Preferred Stock as of March 31, 2003 by:

•	stockholders known by the Company to beneficially own more than 5% of the Company’s outstanding Series B Preferred Stock;

•	each director and nominee for director;

•	each existing executive officer of the Company; and

•	all of the Company’s directors, nominees for director and executive officers as a group.

			Percent of Series B
	Number of Shares		Preferred Stock
	Beneficially		Beneficially
Name and Address of Beneficial Owner(1)	Owned(2)(3)		Owned(4)

Rolaco Holding S.A.
c/o Oryx Merchant Bank Limited
104 Lancaster Gate
London W23 NT England	430,800	(5)	9.2%

Zurich Scudder Investments, Inc.
345 Park Avenue
New York, New York 10154	614,654	(6)	13.2%

William F. Andrews	0		*
John D. Ferguson	22,134	(7)	*
Lucius E. Burch, III	0		*
John D. Correnti	0		*
John R. Horne	0		*
C. Michael Jacobi	0		*
Thurgood Marshall, Jr.	0		*
Charles L. Overby	0		*
John R. Prann, Jr.	0		*
Joseph V. Russell	0		*
Henri L. Wedell	274,069	(8)	5.9%
Irving E. Lingo, Jr.	0		*
Kenneth A. Bouldin	0		*
G. A. Puryear IV	0		*
James A. Seaton	0		*
Todd J. Mullenger	18,447	(9)	*
David M. Garfinkle	1,559		*
Jimmy Turner	15,567	(10)	*
All directors and executive officers as a group (18 persons, consisting of 9 officers and 9 non-employee directors)	331,806		7.1%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Series B Preferred Stock.

(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Corrections Corporation of America, 10 Burton Hills Boulevard, Nashville, Tennessee 37215.

(2)	For each person, the “Number of Shares Beneficially Owned” column may include shares of Series B Preferred Stock attributable to the person because of that person’s voting or investment power or other relationship.

(3)	The number of shares of Series B Preferred Stock beneficially owned by each person is determined under rules promulgated by the Commission. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days. The Company’ s is unaware, however, of any contract or arrangement through which any person may acquire shares of Series B Preferred Stock within 60 days of March 31, 2003 or otherwise other than through the vesting of restricted shares previously granted. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named stockholder.

(4)	The percent ownership for each stockholder on March 31, 2003 is calculated by dividing (i) the total number of shares of Series B Preferred Stock beneficially owned by the stockholder by (ii) 4,672,163 shares.

(5)	This beneficial ownership information is based on information contained in a Schedule 13G dated August 16, 2001 and filed with the Commission on August 17, 2001. The share total also includes an aggregate of approximately 80,518 shares of Series B Preferred Stock issued since August 17, 2001 as paid-in-kind dividends on shares of Series B Preferred Stock previously issued to and held by Rolaco. Rolaco’s shares of Series B Preferred Stock are held indirectly through Latonia International Limited, a corporation incorporated under the laws of the British Virgin Islands.

(6)	This beneficial ownership information is based on information contained in a Schedule 13G dated February 1, 2002 and filed with the Commission on February 1, 2002. Also includes an aggregate of approximately 84,446 shares of Series B Preferred Stock issued since February 1, 2002 as paid-in-kind dividends on the shares reported in the Schedule 13G.

(7)	Consists of 22,134 shares of Series B Preferred Stock held in an IRA.

(8)	Includes: (i) 211,509 shares of Series B Preferred Stock held in an IRA; (ii) 28,294 shares of Series B Preferred Stock owned by Mr. Wedell’s wife; and (iii) 34,266 shares of Series B Preferred Stock held by the Wedell Spendthrift Trust.

(9)	Mr. Mullenger does not currently have investment power with respect to 6,149 shares of Series B Preferred Stock held pursuant to the terms of a restricted stock plan.

(10)	Mr. Turner does not currently have investment power with respect to 9,417 shares of Series B Preferred Stock held pursuant to the terms of a restricted stock plan.

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table sets forth certain information as of December 31, 2002 regarding compensation plans under which the Company’s equity securities are authorized for issuance.

(c)
Number of Securities
Remaining Available
	(a)	(b)	for Future Issuance
	Number of Securities	Weighted - Average	Under Equity
	to be Issued Upon	Exercise Price of	Compensation Plans
	Exercise of	Outstanding	(Excluding Securities
	Outstanding Options,	Options, Warrants	Reflected in Column
Plan Category	Warrants and Rights	and Rights	(a))

Equity compensation plans approved by stockholders	3,102,039	$20.86	1,329,629 (1)
Equity compensation plans not approved by stockholders(2)	—	—	—

Total	3,102,039	$20.86	1,329,629 (1)

(1)	Reflects shares of Common Stock available for issuance under the Company’s 1997 Share Incentive Plan and the 2000 Stock Incentive Plan, the only equity compensation plans approved by the Company’s stockholders under which the Company continues to grant awards. For additional information concerning the Company’s equity incentive plans, see “Proposal II — Amendment to 2000 Stock Incentive Plan” herein.

(2)	The Company currently maintains no equity compensation plans not approved by its stockholders (or with respect to plans assumed from its predecessors, the stockholders of such predecessors) other than those restricted stock plans described under “- Narrative Description of Compensation Plans Adopted Without Stockholder Approval.” Since the Company will not make any additional awards under those plans and all awards previously granted now constitute shares of stock issued by the Company, such plans are not reflected in this table.

Narrative Description of Compensation Plans Adopted Without Stockholder Approval

     During 2000, the Company issued approximately 405,000 shares of Common Stock to certain key employees as restricted stock awards. The awards become fully vested in December 2003 subject to the recipients’ continuous employment with the Company. As of December 31, 2002, approximately 283,000 shares of Common Stock remained subject to vesting under the plan.

     During 2001, the Company issued approximately 203,000 shares of Series B Preferred Stock under two Series B Preferred Stock restricted stock plans (the “Series B Restricted Stock Plans”). The restricted shares of Series B Preferred Stock were granted to certain of the Company’s key employees and wardens. Under the terms of Series B Restricted Stock Plans, the shares in the key employee plan vest in equal increments over a three-year period expiring in May 2004, while the shares in the warden plan vest all at one time in May 2004. As of December 31, 2002, approximately 170,000 shares of Series B Preferred Stock remained subject to vesting under the Series B Restricted Stock Plans.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and holders of more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission and the NYSE. Executive officers, directors and 10% stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company’s knowledge, based solely on review of the copies of such reports and amendments thereto furnished to the Company and on written representations made to the Company that no other reports were required during, or with respect to, the fiscal year ended December 31, 2002, all Section 16(a) filing requirements relating to the Company were satisfied.

PROPOSAL I
ELECTION OF DIRECTORS

Directors Standing for Election

     The current term of office of all of the Company’s directors expires at the 2003 Annual Meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

     Information regarding each of the nominees for director is set forth below. Directors’ ages are given as of the date of this Proxy Statement.

WILLIAM F. ANDREWS	Director Since 2000

     Mr. Andrews, age 71, currently serves as a director of the Company and as the Chairman of its Board of Directors, positions he has held since August 2000. Mr. Andrews also serves as a member of the Executive Committee of the Company’s Board of Directors. Mr. Andrews has been a principal of Kohlberg & Company, a private equity firm specializing in middle market investing, since 1995 and is currently the chairman of the board of directors of Katy Industries, Inc., a publicly-traded manufacturer and distributor of consumer electric corded products and maintenance cleaning products, among other product lines. Mr. Andrews served as a director of an independent service company formerly affiliated with the Company from its formation in 1998 to July 2000 and served as a member of the board of directors of the predecessor of CCA (“Old CCA”) from 1986 to May 1998. Mr. Andrews has served as the chairman of Scovill Fasteners Inc., a manufacturing company, from 1995 to present and has served as the chairman of Northwestern Steel and Wire Company, a manufacturing company, from 1998 to present. From 1995 to 1998, he served as chairman of Schrader-Bridgeport International, Inc. Mr. Andrews also currently serves as chairman of the board of directors of Black Box Corporation and Trex Corporation. Mr. Andrews is a graduate of the University of Maryland and received a Masters of Business Administration from Seton Hall University.

JOHN D. FERGUSON	Director Since 2000

     Mr. Ferguson, age 57, currently serves as a director of the Company and as its Chief Executive Officer, President and Vice-Chairman of its Board of Directors, positions he has held since August 2000. Mr. Ferguson also serves as the Chairman of the Executive Committee of the Company’s Board of Directors. Prior to joining the Company, Mr. Ferguson served as the Commissioner of Finance for the State of Tennessee from June 1996 to July 2000. As Commissioner of Finance, Mr. Ferguson served as the State’s chief corporate officer and was responsible for directing the preparation and implementation of the State’s $17.2 billion budget. From 1990 to February 1995, Mr. Ferguson served as the chairman and chief executive officer of Community Bancshares, Inc., the parent corporation of The Community Bank of Germantown

(Tennessee). Mr. Ferguson is a former member of the State of Tennessee Board of Education and served on the Governor’s Commission on Practical Government for the State of Tennessee. Mr. Ferguson graduated from Mississippi State University in 1967.

LUCIUS E. BURCH, III	Director Since 2000

     Mr. Burch, age 61, currently serves as a director of the Company and as a member of the Audit Committee of the Board of Directors of the Company, positions he has held since December 2000. Mr. Burch also serves as a member of the Executive Committee of the Company’s Board of Directors. Mr. Burch currently serves as chairman and chief executive officer of Burch Investment Group, a private venture capital firm located in Nashville, Tennessee, formerly known as Massey Burch Investment Group, Inc., a position he has held since October 1989. Mr. Burch served as a member of the board of directors of Old CCA from May 1998 through the completion of its merger with the Company, and as the chairman of the board of directors of the Company’s formerly independent operating company (“Operating Company”) from January 1999 through the completion of the Company’s restructuring during the fourth quarter of 2000. Mr. Burch currently serves on the board of directors of Capital Management, Innovative Solutions in Healthcare, MCT and United Asset Coverage, Inc. Mr. Burch graduated from the University of North Carolina where he received a B.A. degree in 1963.

JOHN D. CORRENTI	Director Since 2000

     Mr. Correnti, age 56, currently serves as a director of the Company and as a member of the Compensation Committee of the Board of Directors of the Company, positions he has held since December 2000. From December 1999 through December 2002, Mr. Correnti served as the chairman of the board of directors and as the chief executive officer of Birmingham Steel Corporation, a publicly-traded steel manufacturing company whose assets were acquired by Nucor Corporation, a publicly-traded mini mill manufacturer of steel products, in December 2002. Mr. Correnti served as the president, chief executive officer and vice chairman of Nucor Corporation from 1996 to 1999 and as its president and chief operating officer from 1991 to 1996. Mr. Correnti also serves as a director of Navistar International Corporation. Mr. Correnti holds a B.S. degree in civil engineering from Clarkson University.

JOHN R. HORNE	Director Since 2001

     Mr. Horne, age 65, currently serves as a director of the Company, a position he has held since December 2001. Since February 2002, Mr. Horne has also served as a member of the Compensation Committee of the Company’s Board of Directors. Mr. Horne also currently serves as chairman of Navistar International Corporation, a publicly-traded truck and engine manufacturer, a position he has held since April 1996. From March 1995 to February 2003, Mr. Horne also served as Navistar’s president and chief executive officer after having served as the company’s chief operating officer for more than four years. Mr. Horne previously served as corporate vice president and general manager of Navistar’s Engine and Foundry Group, a position to which he was appointed in 1983. Between 1970 and 1983, Mr. Horne worked in various capacities with Navistar, including, as chief engineer of advanced engine design, divisional chief engineer or engine research and development, and vice president for engine engineering. Mr. Horne also currently serves on the Mechanical Engineering Industrial Advisory Council for Purdue University and the board of directors of Intermet Corporation, the National Association of Manufacturers (NAM), and Junior Achievement of Chicago, and serves as a member of the board of trustees of the Manufacturers Alliance/MAPI. Mr. Horne graduated from Harvard Graduate School of Business Administration and received a B.S. degree in mechanical engineering from Purdue University in 1960 and a M.S. degree in mechanical engineering from Bradley University in 1964.

C. MICHAEL JACOBI	Director Since 2000

     Mr. Jacobi, age 61, currently serves as a director of the Company and as the Chairman of the Audit Committee of the Board of Directors of the Company, positions he has held since December 2000. Mr. Jacobi is currently the president, chief executive officer and board member of Katy Industries, Inc., a publicly-traded manufacturer and distributor of consumer electric corded products and maintenance cleaning products, among other product lines. Mr. Jacobi currently serves as a member of the board of directors of Webster Financial Corporation, a publicly-held bank headquartered in Waterbury, Connecticut. Mr. Jacobi also currently serves as a member of the board of directors of Innotek, Inc., a privately-held company located in Garrett, Indiana engaged in the manufacture of electronic pet containment systems. Mr. Jacobi served as the president and chief executive officer of Timex Corporation from December 1993 to August 1999 and as a member of its board of directors from 1992 to 2000. Mr. Jacobi is a certified public accountant and holds a B.S. degree from the University of Connecticut.

THURGOOD MARSHALL, JR	Director Since 2002

     Mr. Marshall, age 46, currently serves as a director of the Company and as a member of the Nominating and Governance Committee of the Company’s Board of Directors, positions he has held since December 2002. Mr. Marshall is a partner in the law firm of Swidler Berlin Shereff Friedman, LLP in Washington D.C. Previously, he has held appointments in each branch of the federal government, including Cabinet Secretary to President Clinton, and Director of Legislative Affairs and Deputy Counsel to Vice President Al Gore. In his role under President Clinton, Mr. Marshall was the chief liaison between the President and the agencies of the Executive Branch. In his current legal career, he practices in the firm’s Government Affairs Group and represents clients appearing before federal agencies and Congress. Mr. Marshall, the son of the late Supreme Court Justice, Thurgood Marshall, earned a B.A. in 1978 and J.D. in 1981 from the University of Virginia, after which he clerked for United States District Judge Barrington D. Parker. He chairs the American Bar Association Election Law Committee and serves as a board member of the National Fish & Wildlife Foundation and the Supreme Court Historical Society. He also serves as the Vice Chair of the Ethics Oversight Committee of the United States Olympic Committee.

CHARLES L. OVERBY	Director Since 2001

     Mr. Overby, age 56, currently serves as a director of the Company, a position he has held since December 2001. Since February 2002, Mr. Overby has served as a member of the Audit Committee of the Company’s Board of Directors. Mr. Overby has also served as the Chairman of the Nominating and Governance Committee of the Company’s Board of Directors since the committee’s establishment in December 2002. Mr. Overby also currently serves as chairman and chief executive officer of The Freedom Forum, an independent, non-partisan foundation dedicated to the First Amendment and media issues, and two of the foundation’s affiliate organizations, The Newseum and The Freedom Forum First Amendment Center, positions he has held since 1997. In 1989, Mr. Overby was appointed as president and chief executive officer of Gannett Foundation, which was renamed the Freedom Forum in 1991. For 16 years Mr. Overby worked for Gannett Co., the nation’s largest newspaper company, in various capacities, including as reporter, editor and corporate executive. Mr. Overby currently serves on the board of the Committee to Protect Journalists, the Board of Regents of Baylor University, the board of the National Collegiate Athletic Association Foundation and the Greater Washington Board of Trade. Mr. Overby attended the University of Mississippi and is a member of its foundation board.

JOHN R. PRANN, JR	Director Since 2000

     Mr. Prann, age 52, currently serves as a director of the Company and as a member of the Compensation Committee of the Board of Directors of the Company, positions he has held since December 2000. Mr. Prann served as the president and chief executive officer of Katy Industries, Inc., a publicly-traded manufacturer and distributor of consumer electric corded products and maintenance cleaning products, among other product lines, from 1993 to February 2001. From 1991 to 1995, Mr. Prann served as the president and chief executive officer of CRL, Inc., an equity and real estate investment company which held a 25% interest in Katy. A former partner with the accounting firm of Deloitte & Touche, Mr. Prann graduated from the University of California, Riverside in 1974 and obtained his M.B.A. from the University of Chicago in 1979.

JOSEPH V. RUSSELL	Director Since 1999

     Mr. Russell, age 62, currently serves as a director of the Company, a position he has held since the Company’s 1999 merger with CCA Prison Realty Trust (“Old Prison Realty”) and Old CCA. Mr. Russell also serves as the Chairman of the Compensation Committee of the Company’s Board of Directors and as a member of the Executive Committee of the Company’s Board of Directors. Additionally, since December 2002, Mr. Russell has served as member of the Nominating and Governance Committee of the Company’s Board of Directors. Prior to the Company’s merger with Old Prison Realty, Mr. Russell served as an independent trustee of Old Prison Realty. Mr. Russell is the president and chief financial officer of Elan-Polo, Inc., a Nashville-based, privately-held, world-wide producer and distributor of footwear. Mr. Russell is also the vice president of and a principal in RCR Building Corporation, a Nashville-based, privately-held builder and developer of commercial and industrial properties. He also serves on the boards of directors of Community Care Corp., the Footwear Distributors of America Association and US Auto Insurance Company. Mr. Russell graduated from the University of Tennessee in 1963 with a B.S. in Finance.

HENRI L. WEDELL	Director Since 2000

     Mr. Wedell, age 61, currently serves as a director of the Company and as a member of the Audit Committee of the Board of Directors of the Company, positions he has held since December 2000. Mr. Wedell currently is a private investor in Memphis, Tennessee. Prior to Mr. Wedell’s retirement in 1999, he served as the senior vice president of sales of The Robinson Humphrey Co., a wholly owned subsidiary of Smith-Barney, Inc., an investment banking company with which he was employed for over 24 years. From 1990 to 1996, he served as a member of the board of directors of Community Bancshares, Inc., the parent corporation to The Community Bank of Germantown. Mr. Wedell graduated from the Tulane University Business School, where he received a B.B.A. in 1963.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE 11 NOMINEES LISTED ABOVE.

Information Concerning Executive Officers Who Are Not Directors

     Irving E. Lingo, Jr., age 51, currently serves as an Executive Vice President and as the Chief Financial Officer and Assistant Secretary of the Company, positions he has held since December 2000. Prior to joining the Company, Mr. Lingo was chief financial officer for Bradley Real Estate, Inc., a NYSE listed REIT headquartered in Chicago, Illinois, where he was responsible for financial accounting and reporting, including SEC compliance, capital markets, and mergers and acquisitions. Prior to joining Bradley Real Estate, Mr. Lingo held positions as chief financial officer, chief operating officer and vice president, finance for several public and private companies, including Lingerfelt Industrial Properties, CSX Corporation, and Goodman Segar Hogan, Inc. In addition, he was previously an audit manager at Ernst & Young LLP. Mr. Lingo graduated summa cum laude from Old Dominion University where he received a Bachelor of Science degree in Business Administration.

     Kenneth A. Bouldin, age 60, currently serves as an Executive Vice President and as the Chief Development Officer of the Company, positions he has held since February 2003. Prior to joining the Company, Mr. Bouldin was the President of KAB Associates, Inc., a management consulting company. Mr. Bouldin established Econotech, an IT staffing firm, in 1995, which achieved revenues of $15 million per annum and was sold in 2000. Mr. Bouldin served as vice president of Comdisco, Inc. and manager of its Federal Marketing Group from 1993 to 1995. Mr. Bouldin also served as president and chief operating officer of the Computer Dealers and Lessors Association, which he had previously helped form and serve as chairman of the board of directors. Mr. Bouldin also co-founded Econocom, a business that sold and leased new and used data processing equipment. Mr. Bouldin has also had a lengthy military career, rising to the rank of Major General and serving as a commanding general of the 125th Army Reserve Command during Desert Storm. Mr. Bouldin graduated cum laude from the University of Tennessee with a B.S. degree in electrical engineering.

     G.A. Puryear IV, age 34, currently serves as an Executive Vice President and as the General Counsel and Secretary of the Company, positions he has held since January 2001. Prior to joining the Company, Mr. Puryear served as legislative director and counsel for U.S. Senator

Bill Frist, where he worked on legislation and other policy matters. During that time, he also served as a debate advisor to Vice President Richard B. Cheney. In addition, Mr. Puryear worked as counsel on the special investigation of campaign finance abuses during the 1996 elections conducted by the U.S. Senate Committee on Governmental Affairs, which was chaired by U.S. Senator Fred Thompson. Prior to his career on Capitol Hill, Mr. Puryear practiced law with Farris, Warfield & Kanaday, PLC in Nashville in the commercial litigation section. Mr. Puryear was also a law clerk for the Honorable Rhesa Hawkins Barksdale, U.S. Circuit Judge for the Fifth Circuit in Jackson, Mississippi. Mr. Puryear graduated from Emory University with a major in Political Science in 1990 and received his J.D. from the University of North Carolina in 1993.

     James A. Seaton, age 53, currently serves as an Executive Vice President and as the Chief Operating Officer of the Company, positions he has held since July 2002. Prior to joining the Company, Mr. Seaton most recently managed his own consulting/contracting CEO firm, serving as Interim Presidents for AMCAS (subsidiary of Questcom, Inc.), Treats and Eats, and APT Image. From 1998 to 2000, Mr. Seaton served as President-School Services Division of Sodexho Marriott Services, based in Maryland, where he was responsible for management and growth of the $420 million division and 8,500 associates. From 1972 to 1998, he served in various leadership roles for Marriott International in Washington, D.C., including Senior Vice President-Corporate Services. Mr. Seaton is a graduate of New Mexico State University.

     David M. Garfinkle, age 35, currently serves as the Vice President, Finance of the Company, a position he has held since February 2001. Prior to joining the Company, Mr. Garfinkle was the vice president and controller for Bradley Real Estate, Inc. since 1996. Prior to joining Bradley Real Estate, Mr. Garfinkle was a senior audit manager at KPMG Peat Marwick LLP. Mr. Garfinkle graduated summa cum laude from St. Bonaventure University in 1989 with a B.B.A. degree.

     Todd J. Mullenger, age 44, currently serves as the Vice President, Treasurer of the Company, a position he has held since January 2001. Mr. Mullenger served as the Vice President, Finance of the Company from August 2000 to January 2001. Mr. Mullenger previously served as the vice president of finance of Old CCA from August 1998 until the completion of its merger with the Company. Mr. Mullenger also served as vice president, finance of Operating Company from January 1, 1999 through the completion of the Company’s restructuring during the fourth quarter of 2000. From September 1996 to July 1998, Mr. Mullenger served as assistant vice president-finance of Service Merchandise Company, Inc., a publicly traded retailer headquartered in Brentwood, Tennessee. Prior to September 1996, Mr. Mullenger served as an audit manager with Arthur Andersen LLP. Mr. Mullenger graduated from the University of Iowa in 1981 with a B.B.A. degree. He also received an M.B.A. from Middle Tennessee State University.

     Jimmy Turner, age 44, currently serves as the Vice President, Operations of the Company, a position he has held since the Company’s restructuring during the fourth quarter of 2000. A 22-year corrections professional, Mr. Turner served as warden of the Company’s Northeast Ohio Correctional Center in Youngstown, Ohio from March 1998 to his promotion to vice president of Operating Company in 1999. Mr. Turner joined Old CCA in 1989 as assistant warden of the Company’s Silverdale Facilities in Chattanooga, Tennessee. He also served as assistant warden at the Company’s Winn Correctional Center in Winnfield, Louisiana and the Company’s Metro-Davidson County Detention Facility in Nashville, Tennessee, where he ultimately was promoted to warden. Mr. Turner also served as a senior divisional director of Old CCA. Mr. Turner attended Sam Houston State University in Huntsville, Texas from 1980 to 1982.

CORPORATE GOVERNANCE

     The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, during the past year, the Board has reviewed the Company’s governance policies and practices against those suggested by various groups and authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the proposed new listing standards of the NYSE. As a result of this review and in anticipation of the final adoption of these rules, the Company has voluntarily implemented these rules and a number of other best practices, including the following:

Adopted Corporate Governance Guidelines, which, among other things, provide for:

•	A majority of independent directors

•	Audit, Compensation and Nominating and Governance Committees consisting solely of independent directors

•	Regular executive sessions of non-management directors

•	An annual self-evaluation process of the Board and its committees

•	Open communication between the Board and management and the independent auditors

•	A succession planning process

•	New director orientation and continuing director education

•	Potential retirement of directors upon the occurrence of particular events, such as a change in a director’s current employment

Revised the Company’s Audit Committee Charter to, among other things:

•	Give the Committee the right to appoint, review and assess the performance of the Company’s independent auditors and set the compensation to be paid to the independent auditors

•	Require Committee pre-approval of all audit and non-audit services to be provided by the Company’s independent auditors

•	Give the Committee oversight of the Company’s internal accounting controls, disclosure controls and procedures and Code of Ethics and Business Conduct, as well as the Company’s internal audit function

•	Provide for regular executive sessions with the Company’s independent auditors, members of management and internal auditors

Created a Nominating and Governance Committee of the Board of Directors and assigned the committee the duties to:

•	Identify individuals qualified to become Board members and to recommend director nominees to the Board

•	Establish and review governance principles and oversee board, committee and director evaluations

•	Review Board performance

•	Plan for senior executive succession

Nominated for election at the Company’s 2002 Annual Meeting two new directors and in December 2002 appointed one new director, each of whom qualifies as an “independent director” under the Corporate Governance Guidelines.

Established a Code of Ethics and Business Conduct to:

•	Make clear that all directors, officers and employees are subject to the Code

•	Require that waivers or amendments to the Code involving a director or executive officer be approved by the Company’s Audit Committee and disclosed to the Company’s stockholders

•	Provide procedures to report financial accounting and auditing concerns to the Company’s Audit Committee

•	Emphasize the prohibition on retaliating against whistleblowers

     You can access the Company’s Corporate Governance Guidelines and Code of Ethics and Business Conduct in the “Corporate Governance” section of the Company’s Internet website at www.correctionscorp.com or by writing to: Corrections Corporation of America, Attention: Karin Demler, 10 Burton Hills Boulevard, Nashville, Tennessee 37215.

Board of Directors Meetings and Committees

     The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board of Directors’ primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps directors informed of the Company’s activity through regular written reports and presentations at Board and committee meetings.

     The Board of Directors met seven times in fiscal 2002 and has held two meetings to date in 2003. The Board also took action by unanimous written consent in lieu of a meeting on 12 occasions during 2002 and on four occasions to date in 2003. During fiscal 2002, each of the Company’s directors that served as a director during fiscal year 2002 attended 75% or more of the total number of meetings of the Board of Directors and the committees of which such director was a member. The Board has standing Audit, Compensation, Nominating and Governance and Executive Committees. Each committee has a charter that has been approved by the Board. Each committee must review the appropriateness of its charter at least annually. Messrs. Andrews and Ferguson are the only directors who are also employees of the Company. They do not participate in any meeting at which their compensation is evaluated. All members of all committees are non-employee directors, except that Messrs. Andrews and Ferguson are members of the Executive Committee.

Audit Committee

     The Company’s Audit Committee currently consists of Messrs. Burch, Jacobi, Overby and Wedell, with Mr. Jacobi serving as its Chairman. Each of the members of the Audit Committee is an “independent director” under the rules of the NYSE governing the qualifications of the members of audit committees. The Board of Directors has determined that Mr. Jacobi qualifies as an “audit committee financial expert” as defined under rules recently adopted by the Commission. The responsibilities and activities of the Audit Committee are described further in this Proxy Statement under the Report of the Audit Committee. The Audit Committee held six meetings in 2002 and has held two meetings to date in 2003. The Audit Committee also took action by unanimous written consent in lieu of a meeting on two occasions during 2002 and on one occasion to date in 2003. It is anticipated that Messrs. Burch, Jacobi, Overby and Wedell will continue to serve as members of the Audit Committee following the Annual Meeting, with Mr. Jacobi continuing to serve as its Chairman.

Compensation Committee

     The Company’s Compensation Committee currently consists of Messrs. Correnti, Horne, Prann and Russell, with Mr. Russell serving as its Chairman. The Compensation Committee determines compensation, including awards under the Company’s current equity incentive plans, for the Company’s executive officers. The functions and activities of the Compensation Committee are described further in this Proxy Statement under the Compensation Committee Report found herein under the heading “Executive Compensation.” The Company’s Compensation Committee held four meetings in 2002 and has held one meeting to date in 2003. The Compensation Committee also took action by unanimous written consent in lieu of a meeting on five occasions during 2002 and on two occasions to date in 2003. It is anticipated that Messrs. Correnti, Horne, Prann and Russell will continue to serve as members of the Compensation Committee following the Annual Meeting, with Mr. Russell continuing to serve as its Chairman.

Nominating and Governance Committee

     The Company’s Nominating and Governance Committee was established on December 12, 2002 and currently consists of Messrs. Marshall, Overby and Russell, with Mr. Overby serving as its Chairman. The Nominating and Governance Committee is responsible for, among other things, developing and implementing policies and practices relating to corporate governance, including monitoring implementation of the Company’s Corporate Governance

Guidelines. In addition, the Nominating and Governance Committee develops and reviews background information for candidates for the Board of Directors, including those recommended by shareholders, and makes recommendations to the Board regarding such candidates. The Company’s Nominating and Governance Committee held one meeting in 2002 and has held one meeting (in addition to a series of informal meetings) to date in 2003. It is anticipated that Messrs. Marshall, Overby and Russell will continue to serve as members of the Nominating and Governance Committee following the Annual Meeting, with Mr. Overby continuing to serve as its Chairman.

Executive Committee

     The Company’s Executive Committee currently consists of Messrs. Andrews, Ferguson, Burch and Russell, with Mr. Ferguson serving as its Chairman. The Executive Committee acts on behalf of the full Board of Directors in the management of the business and affairs of the Company during the intervals between meetings of the Board of Directors; provided, however, that the Executive Committee does not have the power or authority to: (i) amend the Charter or the Bylaws of the Company; (ii) adopt an agreement or plan of merger or consolidation to which the Company is a party; (iii) recommend to the stockholders of the Company the sale, lease or exchange of all or substantially all of the Company’s property and assets; (iv) recommend to the stockholders of the Company a dissolution of the Company or a revocation of a dissolution of the Company; (v) declare a dividend or authorize the issuance of capital stock of the Company; or (vi) take any other action or exercise any authority prohibited by law or the Bylaws of the Company. The Company’s Executive Committee held one meeting in 2002 and has held no meetings to date in 2003. The Executive Committee also took action by unanimous written consent in lieu of a meeting on two occasions during 2002. It is anticipated that Messrs. Andrews, Ferguson, Burch and Russell will continue to serve as members of the Executive Committee following the Annual Meeting, with Mr. Ferguson continuing to serve as its Chairman.

Director Compensation

     Currently, the Company pays its directors who are not employees of the Company, or any of its affiliates or subsidiaries, an annual retainer of $24,000 for their services. In addition, the chairman of each committee of the Board of Directors who is not an employee of the Company receives an additional annual retainer of $1,500. Non-employee directors also currently receive a fee of $1,000 for each meeting of the Company’s Board of Directors which they attend and an additional fee of $1,000 for each meeting they attend of committees on which they serve.

     On February 13, 2003, the Board of Directors approved an increase to the fees paid to its non-employee directors. Effective following the Annual Meeting, the Company’s non-employee directors will receive an annual retainer of $34,000 and the non-employee chairmen of each committee will continue to each receive an additional annual retainer of $1,500. Meeting fees for non-employee directors will be increased to $1,500 for each meeting of the Company’s Board of Directors, and meeting fees for non-employee committee chairmen will increase to $2,500 for each meeting they attend for committees on which they serve as chairman. The Board of Directors approved the increases in an effort to attract and retain qualified non-employee directors and to compensate such non-employee directors for their increasing roles and responsibilities in the Company’s corporate governance.

     Non-employee directors are reimbursed for reasonable expenses incurred to attend the Company’s Board of Directors and committee meetings. Non-employee directors also participate in the Company’s Non-Employee Directors’ Share Option Plan, whereby each non-employee director receives options to purchase 4,000 shares of Common Stock on an annual basis. Non-employee directors are also eligible to participate in the Company’s Non-Employee Directors’ Deferred Compensation Plan described elsewhere herein.

     Information concerning the compensation of the Company’s executive officers (including those officers of the Company who also serve as members of the Board of Directors) in 2002, the ownership of the Company’s Common Stock and certain relationships and transactions are included elsewhere in this Proxy Statement.

Certain Relationships and Related Transactions

     The Company paid a net amount of approximately $83,000 to B-Air, LLC, and approximately $46,000 to Pegasus Aviation, LLC, as reimbursement for use of an aircraft for business travel during fiscal 2002 by the Company’s Chief Executive Officer and President, John D. Ferguson, and other executive officers, during which they were frequently accompanied by other Company directors and/or employees. Payment was based on an evaluation of the average incremental cost of operating that type of aircraft, plus an allowance for incidental expenses, which together formed the basis for an agreed maximum reimbursement rate. Mr. Burch owns fifty percent of B-Air, LLC and Mr. Russell owns fifty percent of Pegasus Aviation, LLC. The Board of Directors has determined that these relationships are not material and, therefore, do not affect the independence of Messrs. Burch and Russell.

Report of the Audit Committee

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     The charter of the Audit Committee of the Board of Directors, as revised in March 2003, specifies that the purpose of the Audit Committee is to assist the Board of Directors in its oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent auditors; and

•	the performance of the Company’s independent auditors and of the Company’s internal audit function.

The full text of the Audit Committee’s new charter is attached to this Proxy Statement as Appendix A.

     In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•	supervises the relationship between the Company and its independent auditors, including making decisions with respect to their appointment or removal, reviewing the scope of their audit services, approving audit and non-audit services, and confirming the independence of the independent auditors; and

•	overseeing management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and business conduct and review of the Company’s internal auditing program.

     The Audit Committee met six times during fiscal 2002. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors without the presence of the Company’s management.

     As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During fiscal 2002, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure. As part of this process, the Committee reviewed staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

     Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Commission.

Submitted by the Audit Committee of the Board of Directors

C. Michael Jacobi, Chairman
Lucius E. Burch, III
Charles L. Overby
Henri L. Wedell

Audit and Non-Audit Fees

     The information set forth below describes the amount of audit fees, audit related fees, tax compliance and consulting fees and all other fees billed or incurred by the Company’s independent auditors for the years ended December 31, 2002 and 2001. For the year ended December 31, 2001 and through May 14, 2002, Arthur Andersen LLP served as the Company’s independent auditors. Following Arthur Andersen LLP’s dismissal effective May 14, 2002, Ernst & Young LLP was immediately appointed to serve as the Company’s independent auditors for the year ended December 31, 2002.

Audit Fees

     Fees for audit services provided by Ernst & Young LLP totaled $1,064,400 during 2002. These fees include fees associated with the audit of the Company’s 2002 consolidated financial statements; reviews of the Company’s 2002 quarterly financial statements; a re-audit of the Company’s 2001 consolidated financial statements; audits of the Company’s operations in the Commonwealth of Puerto Rico as a result of statutory requirements; performance of certain agreed-upon procedures; and assistance with filing certain registration statements with the Commission.

     Fees for audit services provided by Arthur Andersen LLP totaled $224,284 during 2002 and $620,375 during 2001. For 2002, these fees include fees associated with a review of the Company’s financial statements for the first quarter of 2002 and assistance with a financing transaction. For 2001, these fees include fees associated with the audit of the Company’s 2001 consolidated financial statements; reviews of the Company’s 2001 quarterly financial statements; audits of the Company’s operations in the Commonwealth of Puerto Rico and the United Kingdom as a result of statutory requirements; and assistance with filing certain registration statements with the Commission.

Audit-Related Fees

     Neither Ernst & Young LLP nor Arthur Andersen LLP provided any audit-related services during 2002. Fees for audit-related services provided by Arthur Andersen LLP totaled $25,000 during 2001 related to an audit of the Company’s 401(k) Savings and Retirement Plan.

Tax Fees

     Fees for tax services provided by Ernst & Young LLP totaled $4,188,724 during 2002. These fees include fees associated with federal and state tax compliance; federal and state tax planning, including primarily a $4.0 million success-based tax consulting fee associated with an income tax refund of approximately $32.1 million which the Company expects to receive during the second quarter of 2003; and assistance with tax examinations.

     Fees for tax services provided by Arthur Andersen LLP totaled $299,111 during 2002 and $796,393 during 2001. These fees include fees associated with federal and state tax compliance; federal and state tax planning; and assistance with tax examinations.

All Other Fees

     Neither Ernst & Young LLP nor Arthur Andersen LLP provided any other services during 2002 or 2001.

     In making its recommendation to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003, the Board of Directors and its Audit Committee have determined that the non-audit services provided by Ernst & Young LLP do not impair the auditor’s independence.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table summarizes the compensation paid by the Company during the three fiscal years ended December 31, 2000, 2001 and 2002 to John D. Ferguson, the Company’s Chief Executive Officer, President and Vice-Chairman of the Board of Directors, and the four other most highly compensated persons who served as executive officers of the Company during fiscal 2002 (collectively, the “Named Executive Officers”).

							Long Term Compensation

	Annual Compensation						Awards				Payouts

						Other	Restricted		Securities
						Annual	Stock		Underlying		LTIP	All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)		Comp. ($)	Awards ($)		Options(#)		Payouts ($)	Comp.($)

John D. Ferguson	2002	$400,000	(1)	$458,846	(2)	—	—		123,635	(3)	—	$31,810	(4)
Chief Executive	2001	348,423	(5)	468,735	(6)	—	—		309,088	(7)	—	6,562	(8)
Officer, President	2000	134,615	(9)	75,000	(10)	—	—		502,160	(11)	—	—
and Vice-Chairman
of the Board

J. Michael Quinlan	2002	281,323	(12)	131,562	(13)	—	—		29,425	(14)	—	9,421	(15)
Senior Vice	2001	301,135	(16)	258,487	(17)	—	$152,291	(18)	170,575	(19)	—	8,500	(20)
President,	2000	305,846	(21)	—		—	—		—		—	9,068	(22)
Operations

Irving E. Lingo, Jr.	2002	299,116	(23)	199,312	(24)	—	—		68,230	(25)	—	18,258	(26)
Executive Vice	2001	272,752	(27)	230,792	(28)	—	—		170,575	(29)	—	3,400	(30)
President, Chief	2000	10,577	(31)	—		—	—		—		—	—
Financial Officer
and Assistant
Secretary

G.A. Puryear IV	2002	168,617	(32)	122,282	(33)	—	—		34,115	(34)	—	—
Executive Vice	2001	149,286	(35)	126,855	(36)	—	—		85,288	(37)	—	—
President,	2000	—		—		—	—		—		—	—
Secretary and
General Counsel

Jimmy Turner	2002	186,576	(38)	50,252	(39)	—	—		12,650	(40)	—	—
Vice President,	2001	178,299	(41)	78,886	(42)	—	179,259	(43)	25,300	(44)	—	1,700	(45)
Operations	2000	145,262	(46)	—		—	—		—		—	1,362	(47)

(1)	Represents the base salary actually paid to Mr. Ferguson during 2002.

(2)	In accordance with the terms of Mr. Ferguson’s employment agreement with the Company and the terms of the Company’s 2002 Cash Bonus Plan, the Company paid Mr. Ferguson a cash bonus of $458,846 with respect to 2002.

(3)	Pursuant to the Company’s 2000 Stock Incentive Plan, Mr. Ferguson was granted options to purchase, at an exercise price of $17.08 per share, an aggregate of 123,635 shares of Common Stock on February 14, 2002. The options vest in one-third increments, with the first one-third increment vesting on February 14, 2003 and with the remaining two-thirds vesting ratably on February 14, 2004 and February 14, 2005.

(4)	Represents the Company’s contribution of $4,252 to the Company’s 401(k) Plan and contribution of $27,558 to the Company’s Executive Deferred Compensation Plan with respect to 2002.

(5)	Represents the base salary actually paid to Mr. Ferguson during 2001.

(6)	In accordance with the terms of Mr. Ferguson’s employment agreement with the Company and the terms of the Company’s 2001 Cash Bonus Plan, the Company paid Mr. Ferguson a cash bonus of $468,735 with respect to 2001.

(7)	Pursuant to the Company’s 2000 Stock Incentive Plan, Mr. Ferguson was granted options to purchase, at an exercise price of $8.75 per share, an aggregate of 309,088 shares of Common Stock on May 22, 2001. The options vest in one-third increments, with the first one-third increment vesting on May 22, 2002 and with the remaining two-thirds vesting ratably on May 22, 2003 and May 22, 2004.

(8)	Represents the Company’s contribution of $6,562 to the Company’s 401(k) Plan with respect to 2001.

(9)	Represents the base salary actually paid to Mr. Ferguson during 2000. In August 2000, Mr. Ferguson was appointed to serve as the Company’s Chief Executive Officer, President and Vice-Chairman of the Board of Directors. Pursuant to the terms of an employment agreement between Mr. Ferguson and the Company, Mr. Ferguson’s annual base salary with respect to 2000 was $350,000.

(10)	In accordance with the terms of Mr. Ferguson’s employment agreement with the Company, the Company paid Mr. Ferguson a cash bonus of $75,000 with respect to 2000.

(11)	Pursuant to the Company’s 1997 Employee Share Incentive Plan, Mr. Ferguson was granted options to purchase an aggregate of 502,160 shares of Common Stock having the following terms: (i) an option to purchase 125,540 shares of Common Stock, at an exercise price of $9.46 per share, which vested on August 4, 2000; (ii) an option to purchase 125,540 shares of Common Stock, at an exercise price of $9.46 per share, which vested on August 4, 2001; (iii) an option to purchase 125,540 shares of Common Stock, at an exercise price of $19.91 per share, which vested on August 4, 2002; and (iv) an option to purchase 125,540 shares of Common Stock, at an exercise price of $29.87 per share, which will vest on August 4, 2003.

(12)	Represents the base salary actually paid to Mr. Quinlan during 2002.

(13)	In accordance with the terms of Mr. Quinlan’s existing and prior employment agreements with the Company and the terms of the Company’s 2002 Cash Bonus Plan, the Company paid Mr. Quinlan a cash bonus of $131,562 with respect to 2002.

(14)	Pursuant to the Company’s 2000 Stock Incentive Plan, Mr. Quinlan was granted options to purchase, at an exercise price of $17.08 per share, an aggregate of 29,425 shares of Common Stock on February 14, 2002. The options vest in one-third increments, with the first one-third increment vesting on February 14, 2003 and with the remaining two-thirds vesting ratably on February 14, 2004 and February 14, 2005.

(15)	Represents the Company’s contribution of $2,843 to the Company’s 401(k) Plan and contribution of $6,578 to the Company’s Executive Deferred Compensation Plan (subject to an increase based upon the determination of eligible compensation for 2003) with respect to 2002.

(16)	Represents the base salary actually paid to Mr. Quinlan during 2001.

(17)	In accordance with the terms of Mr. Quinlan’s employment agreement with the Company and the terms of the Company’s 2001 Cash Bonus Plan, the Company paid Mr. Quinlan a cash bonus of $258,487 with respect to 2001.

(18)	Pursuant to the terms of the Company’s Key Employee Series B Preferred Stock Restricted Stock Plan, on May 22, 2001 Mr. Quinlan was awarded 15,004 restricted shares of the Company’s Series B Preferred Stock. Pursuant to the terms of such award, the shares of restricted stock (and all paid-in-kind dividends on such shares) vest ratably on each of the first three anniversaries of the date of such award. The value of such shares on the date of the award was $152,291, based on the average of the high and low sales price of the Series B Preferred Stock on May 22, 2001 ($10.15). The value of such award does not include the value of any paid-in-kind dividends issued to date with respect to the restricted shares.

(19)	Pursuant to the Company’s 2000 Stock Incentive Plan, Mr. Quinlan was granted options to purchase, at an exercise price of $8.75 per share, an aggregate of 170,575 shares of Common Stock on May 22, 2001. The options vest in one-third increments, with the first one-third increment vesting on May 22, 2002 and with the remaining two-thirds vesting ratably on May 22, 2003 and May 22, 2004.

(20)	Represents the Company’s contribution of $8,500 to the Company’s 401(k) Plan during 2001.

(21)	Represents the base salary actually paid to Mr. Quinlan during 2000 by the Company and Operating Company. Mr. Quinlan served as President of the Company from January 2000 through August 2000. In connection with the restructuring, Mr. Quinlan assumed the position of Executive Vice President and Chief Operating Officer of the Company.

(22)	Represents the contribution of $2,286 by the Company to the Company’s 401(k) Plan during 2000 and the contribution of $6,782 by Operating Company to Operating Company’s 401(k) Plan during 2000.

(23)	Represents the base salary actually paid to Mr. Lingo during 2002.

(24)	In accordance with the terms of Mr. Lingo’s employment agreement with the Company and the terms of the Company’s 2002 Cash Bonus Plan, the Company paid Mr. Lingo a cash bonus of $199,312 with respect to 2002.

(25)	Pursuant to the Company’s 2000 Stock Incentive Plan, Mr. Lingo was granted options to purchase, at an exercise price of $17.08 per share, an aggregate of 68,230 shares of Common Stock on February 14, 2002. The options vest in one-third increments, with the first one-third increment vesting on February 14, 2003 and with the remaining two-thirds vesting ratably on February 14, 2004 and February 14, 2005.

(26)	Represents the Company’s contribution of $18,258 to the Company’s Executive Deferred Compensation Plan with respect to 2002.

(27)	Represents the base salary actually paid to Mr. Lingo during 2001.

(28)	In accordance with the terms of Mr. Lingo’s employment agreement with the Company and the terms of the Company’s 2001 Cash Bonus Plan, the Company paid Mr. Lingo a cash bonus of $230,792 with respect to 2001.

(29)	Pursuant to the Company’s 2000 Stock Incentive Plan, Mr. Lingo was granted options to purchase, at an exercise price of $8.75 per share, an aggregate of 170,575 shares of Common Stock on May 22, 2001. The options vest in one-third increments, with the first one-third increment vesting on May 22, 2002 and with the remaining two-thirds vesting ratably on May 22, 2003 and May 22, 2004.

(30)	Represents the Company’s contribution of $3,400 to the Company’s 401(k) Plan during 2001.

(31)	Represents the base salary actually paid to Mr. Lingo during 2000. In December 2000, Mr. Lingo was appointed to serve as the Company’s Executive Vice President and Chief Financial Officer. Pursuant to the terms of an employment agreement between Mr. Lingo and the Company, Mr. Lingo’s annual base salary with respect to 2000 was $275,000.

(32)	Represents the base salary actually paid to Mr. Puryear during 2002.

(33)	In accordance with the terms of the Company’s 2002 Cash Bonus Plan, the Company paid Mr. Puryear a cash bonus of $114,782 with respect to 2002. Mr. Puryear also received an additional cash bonus of $7,500 with respect to 2002.

(34)	Pursuant to the Company’s 2000 Stock Incentive Plan, Mr. Puryear was granted options to purchase, at an exercise price of $17.08 per share, an aggregate of 34,115 shares of Common Stock on February 14, 2002. The options vest in one-third increments, with the first one-third increment vesting on February 14, 2003 and with the remaining two-thirds vesting ratably on February 14, 2004 and February 14, 2005.

(35)	Represents the base salary actually paid to Mr. Puryear during 2001.

(36)	In accordance with the terms of the Company’s 2001 Cash Bonus Plan, the Company paid Mr. Puryear a cash bonus of $126,855 with respect to 2001.

(37)	Pursuant to the Company’s 2000 Stock Incentive Plan, Mr. Puryear was granted options to purchase, at an exercise price of $8.75 per share, an aggregate of 85,288 shares of Common Stock on May 22, 2001. The options vest in one-third increments, with the first one-third increment vesting on May 22, 2002 and with the remaining two-thirds vesting ratably on May 22, 2003 and May 22, 2004.

(38)	Represents the base salary actually paid to Mr. Turner during 2002.

(39)	In accordance with the terms of the Company’s 2002 Cash Bonus Plan, the Company paid Mr. Turner a cash bonus of $50,252 with respect to 2002.

(40)	Pursuant to the Company’s 2000 Stock Incentive Plan, Mr. Turner was granted options to purchase, at an exercise price of $17.08 per share, 12,650 shares of Common Stock on February 14, 2002. The options vest in one-fourth increments, with the first one-fourth increment vesting on February 14, 2003 and with the remaining three-fourths vesting ratably on February 14, 2004, February 14, 2005 and February 14, 2006.

(41)	Represents the base salary actually paid to Mr. Turner during 2001.

(42)	In accordance with the terms of the Company’s 2001 Cash Bonus Plan, the Company paid Mr. Turner a cash bonus of $78,886 with respect to 2001.

(43)	Pursuant to the terms of the Company’s Key Employee Series B Preferred Stock Restricted Stock Plan and the Company’s Warden Series B Preferred Stock Restricted Stock Plan, on May 22, 2001, Mr. Turner was awarded 17,661 restricted shares of the Company’s Series B Preferred Stock. Pursuant to the terms of the key employee award, the shares of restricted stock granted pursuant to the key employee plan (and all paid-in-kind dividends on such shares) vest ratably on each of the first three anniversaries of the date of such award, and, pursuant to the terms of the warden award, all of the shares of restricted stock granted pursuant to the warden plan (and all paid-in-kind dividends on such shares) vest on the third anniversary of the date of the award. The value of such shares on the date of the awards was $179,259, based on the average of the high and low sales price of the Series B Preferred Stock on May 22, 2001 ($10.15). The value of such awards does not include the value of any paid-in-kind dividends issued to date with respect to the restricted shares.

(44)	Pursuant to the Company’s 2000 Stock Incentive Plan, Mr. Turner was granted options to purchase, at an exercise price of $8.75 per share, 25,300 shares of Common Stock on May 22, 2001. The options vest in one-fourth increments, with the first one-fourth increment vesting on May 22, 2002 and with the remaining three-fourths vesting ratably on May 22, 2003, May 22, 2004 and May 22, 2005.

(45)	Represents the Company’s contribution of $1,700 to the Company’s 401(k) Plan during 2001.

(46)	Represents the base salary actually paid to Mr. Turner during 2000 by the Company and Operating Company. Mr. Turner served as vice president of operations of Operating Company until the completion of the Company’s restructuring during the fourth quarter of 2000.

(47)	Represents the contribution by the Operating Company to its 401(k) Plan during 2000.

Option/SAR Grants in Last Fiscal Year

     The following table sets forth the options to purchase shares of Common Stock granted with respect to the fiscal year ended December 31, 2002 to the Company’s Chief Executive Officer and to the Named Executive Officers of the Company.

Individual Grants

					Potential Realized Value
	Number of	Percentage of			at Assumed Rates of
	Securities	Total Options			Stock Price Appreciation
	Underlying	Granted to			for Option Term (1)
	Options	Employees in	Exercise	Expiration
Name	Granted (#)	Fiscal Year (2)	Price(3)	Date	5% ($)	10% ($)

John D. Ferguson	123,635	13.9%	$17.08	2-14-12	$1,328,028	$3,365,483
J. Michael Quinlan	29,425	3.3%	$17.08	2-14-12	316,069	800,981
Irving E. Lingo, Jr.	68,230	7.6%	$17.08	2-14-12	732,894	1,857,297
G. A. Puryear IV	34,115	3.8%	$17.08	2-14-12	366,447	928,649
Jimmy Turner	12,650	1.4%	$17.08	2-14-12	135,880	344,347

(1)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Commission and, therefore, are not intended to forecast future appreciation, if any, of the price of Common Stock.

(2)	The percentage of total stock options granted to the Chief Executive Officer and each Named Executive Officer was based on the total number of options to purchase Common Stock granted to employees of the Company during the fiscal year ended December 31, 2002, which amounted to 892,009.

(3)	All options granted to Named Executive Officers have exercise prices equal to the fair market value of the Common Stock at the time of the grant. Fair market value is based on the closing price per share of Common Stock on the NYSE at the time of the grant.

Aggregate Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table sets forth information with respect to the exercise of stock options during the fiscal year ended December 31, 2002 and value of unexercised options to purchase shares of Common Stock held on December 31, 2002 by the Chief Executive Officer and the Named Executive Officers.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options Held at		In-The-Money Options
	Shares		December 31, 2002		at December 31, 2002 (1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John D. Ferguson	—	—	479,649	455,234	$2,796,249	$1,739,550
J. Michael Quinlan	—	—	56,858	143,142	477,607	957,283
Irving E. Lingo, Jr.	—	—	56,858	181,947	477,607	959,999
G. A. Puryear IV	—	—	28,429	90,974	238,804	480,004
Jimmy Turner	6,325	$39,531	1,977	31,625	0	160,276

(1)	These amounts were calculated by subtracting the exercise price from the market price of the underlying Common Stock as of December 31, 2002. The market value of the Common Stock was $17.15 per share as of December 31, 2002 (the last trading date in 2002) based on the closing price per share on the NYSE.

Report of the Compensation Committee

     The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

     The Company’s executive compensation program is designed to attract, retain and reward the executives responsible for leading the Company toward the achievement of its business objectives. The Compensation Committee makes decisions each year regarding executive compensation, including base salaries, bonus awards and stock-based compensation. All compensation for executive officers is reviewed by the full Board of Directors. The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2002.

Compensation Philosophy

     The general philosophy underlying the Company’s executive compensation program is designed to:

•	aid in attracting, retaining and motivating highly qualified and high-performing executives;

•	provide competitive levels of compensation commensurate with the achievement of the Company’s annual and long-term performance goals; and

•	reward superior corporate and individual performance.

     As a result, in determining executive compensation the Compensation Committee considers the financial and operating performance of the Company relative to companies with similar annual revenues, capitalization and business operations (including other private corrections providers), as well as the performance of each individual executive officer. The Compensation Committee also, in its discretion, considers such other factors as may be deemed to be relevant by providing compensation which: (i) is competitive in the marketplace; (ii) rewards successful financial performance; and (iii) aligns executive officers’ interests with those of the Company’s stockholders.

Components of Executive Compensation

     The three primary components of the Company’s executive compensation program are:

•	base salary;

•	incentive cash bonuses; and

•	equity incentives.

     Base Salary. The Compensation Committee believes that the purpose of base salary is to create a secure level of guaranteed cash compensation for executive officers that is competitive in the marketplace for comparable talent. During the first quarter of each fiscal year, the Compensation Committee reviews and approves an annual salary plan for the Company’s executive officers. This salary plan is developed by the Company’s Chief Executive Officer with the aid of the other members of the Company’s senior management. Many subjective factors are included in determining base salaries, such as the responsibilities borne by the executive officer, the scope of the position, length of service with the Company, corporate and individual performance, and the salaries paid by companies of similar size of the Company to officers in similar positions. These subjective factors are then integrated with certain objective factors, including net income, earnings per share, return on equity and growth of the Company.

     Incentive Cash Bonuses. The Company maintains an annual incentive cash bonus plan This variable compensation plan is designed so that: (i) the executive receives a bonus only if the Company achieves certain specified performance objectives; and (ii) a significant portion of the executive’s total compensation is at risk. The Compensation Committee believes that in order to motivate key executive officers to achieve annual strategic business goals, senior executives should receive annual incentive cash bonuses for their contribution in achieving such goals. Pursuant to this philosophy, at the beginning of each year, the Compensation Committee, in consultation with the Company’s Chief Executive Officer, establishes for each executive officer a range of incentive bonus opportunities, stated as a percentage of the executive’s base salary, which the executive is entitled to receive based in part on such executive’s position to impact the annual success of the Company and in part on the level of success achieved by that executive and the Company during the year.

     For 2002, the Compensation Committee adopted the 2002 Management Cash Bonus Incentive Plan (the “2002 Cash Bonus Plan”). Under the plan, the Compensation Committee established three bonus pools relating to certain corporate performance measures. The first pool related to the increase in the Company’s adjusted EBITDA (as defined by the Company’s lenders) for 2002 over the Company’s 2001 adjusted EBITDA. Due to the expectation of the Company’s achievement of certain significant events during the latter portion of 2002, the second pool related to the increase in the Company’s adjusted EBITDA for the fourth quarter of 2002, on an annualized basis, as compared to the Company’s adjusted EBITDA for 2002. Due to the expected refinancing of the Company’s senior indebtedness in 2002, the third pool related to the Company’s actual interest expense in 2002 as compared to the Company’s budgeted interest expense for 2002. Under the terms of the plan, in the event the Company achieved certain financial and operating objectives adopted by the Compensation Committee, a designated percentage of each pool was available for distribution to the Company’s executive officers, other members of senior management, and certain other key employees following the final calculation of each pool and verification that financial and operating objectives were satisfied.

     For the year ended December 31, 2002, the Company achieved success or substantial success in completing the objectives set forth by the Compensation Committee and as a result, approximately $1.9 million was paid to eligible participants under the 2002 Cash Bonus Plan, including approximately $1.0 million paid to the Company’s Chief Executive Officer and President and other senior executive officers, including the Named Executive Officers.

     Equity Incentives. The Compensation Committee believes that long-term equity incentives are also a key component of executive compensation. In connection with this belief, in 2001, the Company, under the guidance of the Compensation Committee, developed a comprehensive plan regarding equity compensation for the Company’s executive officers and key employees. Based in part on the recommendations of PricewaterhouseCoopers LLP, the Company’s compensation advisor, the Company determined appropriate types and levels of equity compensation, which consist primarily of the grants of options to purchase shares of Common Stock pursuant to three and four year vesting periods. During 2002, the Compensation Committee continued to operate under the guidelines for stock option grants adopted in 2001. Under these guidelines, stock options granted are generally made on an annual basis in amounts that take into account such factors as market data on total compensation packages, the value of stock option grants at comparable companies, total shareholder return, share usage and shareholder dilution. Based on these guidelines, in 2002 the Compensation Committee awarded an aggregate of 892,009 options to purchase shares of Common Stock to the Company’s executive officers, senior management and other key employees.

     During the fourth quarter of 2002 and the first quarter of 2003, the Compensation Committee engaged PricewaterhouseCoopers LLP to assess the Company’s long-term incentive program in light of the Company’s financial situation as well as the widespread changes taking place in corporate governance and compensation design. Based in part on the recommendations of PricewaterhouseCoopers LLP, the Compensation Committee has determined that the payment of equity compensation through the grants of a combination of restricted stock and stock options may more closely align the interests of key employees with those of the Company’s stockholders and encourages sustainable long-term performance. Accordingly, the Compensation Committee will consider awarding future equity compensation grants consisting of a combination of stock options and restricted stock. In this regard, in February 2003, the Compensation Committee awarded options to purchase an aggregate of 680,772 shares of Common Stock to the Company’s executive officers and other members of management, and an aggregate of 92,500 restricted shares of Common Stock to the wardens at the Company’s facilities.

     Other Benefits. The Company also matches a percentage of eligible employee contributions to its qualified 401(k) Plan. The matching contributions are made in cash.

     In February 2002, the Compensation Committee approved the terms of two nonqualified deferred compensation plans covering the Company’s executive officers and key employees and the Company’s non-employee directors. The deferred compensation plan for the Company’s executive officers and key employees became effective April 1, 2002. Under the terms of this plan, participants are allowed to defer up to 50% of their annual base salary and 100% of their incentive cash bonus each plan year. The Company, in its discretion, may make matching contributions to the plan. It currently intends to make matching contributions equal to 100% of amounts deferred up to 5% of total compensation. Any compensation deferred and the Company’s matching contributions, if any, will earn a return determined based on the return received by the Company on certain investments designated by the Compensation Committee as a funding mechanism for meeting the Company’s obligations under the plan. Participants are 100% vested in amounts deferred under the plan and the earnings thereon, and vest over a three year period with respect to matching contributions and earnings thereon. Participants may elect to receive benefits accrued under the plan generally at any time after the end of the fifth year following the deferral.

     The deferred compensation plan for the Company’s non-employee directors became effective June 1, 2002. Under the terms of this plan, participants are permitted to defer all of their directors fees, which will also earn a return determined based on the return received by the Company on certain investments designated by the Compensation Committee as a funding mechanism for meeting the Company’s obligations under the plan. Participants are 100% vested in all amounts deferred under the plan and the earnings thereon. Participants may elect to receive benefits accrued under the plan generally at any time after the end of the fifth year following the deferral.

Compensation of Chief Executive Officer and President

     The executive compensation policy described above is applied in setting the compensation of the Company’s Chief Executive Officer and President, John D. Ferguson. Mr. Ferguson participates in the same executive compensation plans available to other executive officers. For 2002, Mr. Ferguson’s total cash compensation (inclusive of salary, bonus, and

Company contributions under its 401(k) and Executive Deferred Compensation Plan) was $890,656. Approximately 30.6% of this amount was earned as a performance-driven incentive under the 2002 Cash Bonus Plan (inclusive of Company contributions to the Executive Deferred Compensation Plan with respect to such performance-driven bonus). Pursuant to the terms of his employment agreement, Mr. Ferguson had a base salary of $400,000, with a guaranteed bonus of $200,000. In addition, Mr. Ferguson was granted non-qualified stock options to purchase 123,635 shares of Common Stock at an exercise price of $17.08 per share. In December 2002, the Compensation Committee amended the terms of Mr. Ferguson’s employment agreement to increase his base salary, effective for 2003, in lieu of paying Mr. Ferguson a guaranteed annual bonus in 2003 or thereafter. The amendment was approved in connection with Mr. Ferguson’s renewal of the term of his employment with the Company and increased his base salary from $400,000 per year to $540,000 per year.

Tax Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company’s tax return of compensation over $1.0 million to either the Chief Executive Officer or any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company’s stockholders. The Compensation Committee’s actions with respect to Section 162(m) in 2002 were to make every reasonable effort to ensure that compensation was deductible to the extent permitted while simultaneously providing appropriate rewards for performance. The Compensation Committee also currently intends to structure performance based compensation awarded in the future to executive officers who may be subject to Section 162(m) in a manner that satisfies the relevant requirements. The Compensation Committee, however, reserves the authority to award non-deductible compensation as they may deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Submitted by the Compensation Committee of the Board of Directors:

Joseph V. Russell, Chairman
John D. Correnti
John R. Horne
John R. Prann, Jr.

Compensation Committee Interlocks and Insider Participation

     The Company’s Compensation Committee is currently comprised of, and at all times during 2002 was comprised of, John D. Correnti, John R. Horne, John R. Prann, Jr. and Joseph V. Russell, with Mr. Russell serving as chairman. None of the members of the Compensation Committee or any of their family members serve or have served as an officer or employee of the Company. Information concerning payments made by the Company in 2002 to an entity in which Mr. Russell has an ownership interest for the use of an aircraft by the Company for business travel can be found in this Proxy Statement under the heading “Corporate Governance — Certain Relationships and Related Transactions”. Mr. Horne currently serves as the chairman of Navistar International Corporation, and previously served also as Navistar’s chief executive officer and president. Mr. Correnti also currently serves and has served as a member of the board of directors of Navistar. Until February 2002, William F. Andrews, the Chairman of the Company’s Board of Directors, also served as a member of the board of directors of Navistar and as a member of its compensation committee. Except for the foregoing, during 2002, none of the Company’s executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of the Company’s Compensation Committee.

Employment Agreements and Change in Control Provisions

Employment Agreements

     John D. Ferguson. In connection with Mr. Ferguson’s appointment as the Chief Executive Officer and President of the Company, the Company entered into an employment agreement with Mr. Ferguson, dated August 4, 2000. The initial term of the employment agreement expired on December 31, 2002, but was renewed by the Company and Mr. Ferguson for an additional one-year period pursuant to the first of a series of one-year renewal options. Mr. Ferguson is currently entitled to receive an annual salary under the terms of the employment agreement, as well as customary benefits, including life and health insurance. Mr. Ferguson is also entitled to participate in the Company’s annual management cash bonus plan. Mr. Ferguson’s cash compensation is discussed in more detail in this Proxy Statement in the Report of the Compensation Committee found herein under the heading “Executive Compensation.” In addition, under the terms of the employment agreement, on August 4, 2000 the Company issued Mr. Ferguson the option to purchase an aggregate of 502,160 shares of Common Stock, at varying exercise prices as more fully described elsewhere herein.

     In the event the Company terminates Mr. Ferguson “without cause,” or Mr. Ferguson resigns from his employment with the Company for “good cause,” including the non-renewal of the employment agreement by the Company or Mr. Ferguson for any additional period after the expiration of the initial term, the Company is generally required to pay Mr. Ferguson a cash severance payment equal to two times his annual base salary then in effect, payable in monthly installments for a period of two years following the termination of Mr. Ferguson’s employment. Mr. Ferguson will also continue to be covered under existing life, medical, disability and health insurance plans for a period of two years. In addition, to the extent Mr. Ferguson has become vested in any options to purchase shares of Common Stock or other equity securities of the Company granted to him prior to the date of such termination, Mr. Ferguson will remain entitled to exercise such options for the duration of the term of such options, provided, however, that any unvested and unexercised options existing at such time will be forfeited by Mr. Ferguson. In the event of a “change in control” of the Company and the termination of Mr. Ferguson’s employment, whether by resignation or otherwise, Mr. Ferguson will be entitled to receive a lump sum cash payment equal to three times his base salary then in effect, as well as certain tax reimbursement payments. Mr. Ferguson will also continue to be covered under existing life, medical, disability and health insurance plans for a period of two years. In addition, all options to purchase shares of Common Stock or other equity securities of the Company granted to him prior to the date of such termination, whether vested or unvested, will become immediately exercisable for the duration of the term of such options.

     Pursuant to the terms of Mr. Ferguson’s employment agreement, Mr. Ferguson is prohibited from competing with the Company during the term of his employment with the Company and for a period of one year following the termination of such employment. Mr. Ferguson is also subject to certain confidentiality and non-disclosure provisions during this period.

     Irving E. Lingo, Jr. In connection with the appointment of Mr. Lingo as the Company’s Executive Vice President and Chief Financial Officer in December 2000, the Company entered into an employment agreement with Mr. Lingo, dated December 6, 2000. The first one-year renewal term of the employment agreement expired on December 31, 2002, but has automatically been renewed for an additional one-year period and is subject to one additional one-year renewal. Mr. Lingo is currently entitled to receive an annual salary under the terms of his employment agreement, as well as customary benefits, including life and health insurance. Mr. Lingo is also entitled to participate in the Company’s annual management cash bonus plan. Pursuant to the terms of Mr. Lingo’s employment agreement, the Company was required to issue options to Mr. Lingo, and, in satisfaction of such requirement, in May 2001 Mr. Lingo was granted options to purchase 170,575 shares of Common Stock at an exercise price of $8.75 per share as more fully described herein.

     In the event the Company terminates Mr. Lingo “without cause,” or Mr. Lingo resigns from his employment with the Company for “good cause,” including the non-renewal of the employment agreement by the Company or Mr. Lingo for any additional period after the expiration of any renewal term, the Company is generally required to pay Mr. Lingo a cash severance payment equal to his annual base salary then in effect, payable in monthly installments for a period of one year following the termination of Mr. Lingo’s employment. In the event of a “change in control” of the Company and the termination of Mr. Lingo’s employment, whether by resignation or otherwise, Mr. Lingo will be entitled to receive a lump sum cash payment equal to 2.99 times his base salary then in effect, as well as certain tax reimbursement payments. Mr. Lingo will also continue to be covered under existing life, medical, disability and health insurance plans for a period of one year.

Change in Control Provisions of Stock Incentive Plans

     The Company’s 1995 Stock Incentive Plan and the Company’s 1997 Employee Share Incentive Plan each provide that upon a “change-in-control” or “potential change-in-control” of the Company, as those terms are defined in the Company’s 1995 Stock Incentive Plan and the Company’s 1997 Employee Share Incentive Plan, the value of all outstanding share options granted under the plans, to the extent vested, will be cashed out on the basis of a “change-in-control price,” which is generally based on the highest price paid per share of Common Stock on the NYSE at any time during a 60-day period prior to the occurrence of the “change-in-control” event. Certain executive officers of the Company have been granted options to purchase shares of Common Stock under the Company’s 1995 Stock Incentive Plan and under the Company’s 1997 Employee Share Incentive Plan.

     Under the Company’s 2000 Stock Incentive Plan, the vesting of all or a portion of an option, stock appreciation right or restricted stock award will be accelerated upon a “change in control” of the Company, as defined in the 2000 Stock Incentive Plan. Certain of the Company’s executive officers have been granted options to purchase shares of Common Stock under the Company’s 2000 Stock Incentive Plan.

PERFORMANCE GRAPH

     The Common Stock is currently traded on the NYSE under the symbol “CXW”. Prior to the completion of the Company’s restructuring during the fourth quarter of 2000, the Common Stock was traded on the NYSE under the symbol “PZN”. On April 3, 2003, the last reported sales price of the Common Stock was $18.52 per share. Effective May 18, 2001, the Company completed a reverse stock split of the Common Stock at a ratio of one-for-ten.

     The Common Stock began trading on the NYSE following the completion of the Company’s merger with Old CCA and Old Prison Realty on December 31, 1998 and January 1, 1999, respectively (the “1999 Merger”). As such, the information provided below relating to stockholder returns for the periods indicated relates to the Company since the Common Stock began trading on the NYSE following the 1999 Merger.

     The following graph provides a comparison of the cumulative total stockholder return on the Common Stock compared to the cumulative total return of the Standard & Poor’s 500 Index (the “S&P 500 Index”) and an index consisting of companies that are direct competitors of the Company (the “Peer Group Index”). The Company believes that the companies included in the Peer Group Index generally possess assets, liabilities and operations more similar to the Company than companies comprising other publicly-available indices. The graph assumes an investment of $100 at the time of the 1999 Merger, a reinvestment of distributions and/or dividends and actual increase of the market value of the Common Stock relative to the initial investment of $100. The comparisons in this graph are required by the Commission and are not intended to forecast or be indicative of possible or future performance of the Common Stock. All values related to the shares of Common Stock are on a post-reverse stock split basis.

LEGEND OF INDEX VALUES

	12/31/98	03/31/99	06/30/99	09/30/99	12/31/99	03/31/00	06/30/00	09/29/00	12/29/00

Corrections Corp. of America	$100.00	$85.06	$47.87	$52.44	$24.70	$14.94	$14.94	$5.79	$1.68
Peer Group*	100.00	73.95	72.83	56.08	41.02	39.96	31.42	32.54	25.67
S&P 500 Index	100.00	104.65	111.67	104.35	119.53	121.91	118.33	116.86	107.41

	03/30/01	06/29/01	09/28/01	12/31/01	03/29/02	06/28/02	09/30/02	12/31/02

Corrections Corp. of America	$3.90	$7.78	$6.42	$9.05	$6.34	$8.44	$6.85	$8.37
Peer Group*	32.70	49.51	54.90	55.68	49.41	50.27	37.47	39.05
S&P 500 Index	94.39	99.61	84.68	93.40	93.34	80.52	66.32	71.57

*The Peer Group includes Avalon Correctional Services, Inc., Cornell Companies, Inc., Correctional Services Corp. and Wackenhut Corrections Corp.

PROPOSAL II
AMENDMENT TO 2000 STOCK INCENTIVE PLAN

     The Board of Directors proposes and recommends that the stockholders approve the amendment to the Company’s 2000 Stock Incentive Plan pursuant to which the number of shares of Common Stock reserved and authorized for issuance under the 2000 Stock Incentive Plan will be increased from 2,500,000 shares of Common Stock to 4,000,000 shares of Common Stock. The approximate number of officers, directors and key employees currently eligible for awards pursuant to the plan is 150.

Existing Equity Incentive Plans

     The Company has adopted and currently administers eight broad-based equity incentive plans for its directors, officers and key employees, as well as a 401(k) plan. The Company also administers three restricted stock plans for its wardens and certain key employees that relate to the Company’s restructuring in 2000, and pending stockholder approval at the Annual Meeting, will administer the Non-Employee Directors’ Compensation Plan as discussed herein under “Proposal III — Approval of Non-Employee Directors’ Compensation Plan”.

     Under the equity incentive and restricted stock plans currently being administered by the Company, at April 3, 2003 the Company had options to purchase an aggregate of 3,708,132 shares of the Company’s Common Stock and 374,236 shares of restricted Company Common Stock outstanding. These included options to purchase 3,451,683 shares of the Company’s Common Stock and 91,500 shares of restricted Company Common Stock granted under the 1997 Employee Share Incentive Plan and the 2000 Stock Incentive Plan as discussed further below.

     The equity incentive plans currently administered by the Company include the Company’s 2000 Stock Incentive Plan. Of the seven remaining equity incentive plans currently administered by the Company, three of the plans were assumed by the Company from Old Prison Realty in connection with the 1999 Merger, including the Company’s 1997 Employee Share Incentive Plan, and four plans, together with two additional plans that have no options currently outstanding, were assumed from Old CCA in connection with the 1999 Merger. Since 2000, the Company has exclusively utilized the 1997 Employee Share Incentive Plan and the 2000 Stock Incentive Plan to make equity incentive grants to its directors, executive officers and key employees. While the Company continues to administer the grants made under the remaining plans, the Company has not made, and has no intention of making, any additional grants thereunder.

Issuance of Equity Incentives to Directors, Executive Officers and Key Employees

     The Company desires to attract and retain the best available employees, directors and consultants for the Company and to encourage the highest level of performance by such persons, thereby enhancing the value of the Company for the benefit of its stockholders. The Company and the Compensation Committee of the Board of Directors believe that in order to accomplish these objectives it is necessary to: (i) meet the competitive requirements of the workforce marketplace by including equity incentives as part of the total compensation to be paid to prospective directors, executive officers and key employees; and (ii) reward the performance of existing and future directors, executive officers and key employees and increase the proprietary and vested interest of all such persons in the growth and performance of the Company in a manner that provides them with a means to increase their holdings of Common Stock and aligns their interests with the interests of the stockholders of the Company.

2000 Plan Amendment

     The following is a summary of the material provisions of the 2000 Plan Amendment and is qualified in its entirety by reference to the 2000 Plan Amendment, the text of which is included in this Proxy Statement as Appendix B.

     The 2000 Stock Incentive Plan was adopted by the Board of Directors of the Company on November 6, 2000 and became effective on December 14, 2000 following its approval by the stockholders of the Company at the Company’s 2000 Annual Meeting of Stockholders held on such date. Originally, 2,500,000 shares of Common Stock (on a post reverse-stock split basis) were reserved and made available for issuance under the terms of the plan. On February 12 and 13, 2003, the Board of Directors of the Company and its Compensation Committee resolved to increase the number of shares of Common Stock authorized and reserved for issuance under the 2000 Stock Incentive Plan by 1,500,000 shares, resulting in an aggregate of 4,000,000 shares of Common Stock being available under the plan (the “2000 Plan Amendment”). As discussed below, the Board of Directors and the Compensation Committee approved the 2000 Plan Amendment in order to continue the program of equity based compensation approved and adopted by the Company in 2001 and to otherwise provide the Company with flexibility with respect to stock-based compensation and the establishment of appropriate long term incentives for its executive officers and key employees.

     The Compensation Committee of the Company currently grants equity-compensation awards under the Company’s 1997 Share Incentive Plan and the 2000 Stock Incentive Plan. Pursuant to the existing provisions of those plans, the aggregate number of shares of Common Stock as to which awards may be granted under the plans are 4,000,000 shares (1,500,000 shares under the 1997 Share Incentive Plan and 2,500,000 shares under the 2000 Stock Incentive Plan), which constitutes approximately 14% of the 28,108,535 shares of Common Stock issued and outstanding as of April 3, 2003 on a non-fully diluted basis, and approximately 11% of the shares of Common Stock issued and outstanding on a diluted basis as the result of the conversion of the Company’s aggregate $70.0 million convertible subordinated promissory notes. As of April 3, 2003, the Compensation Committee had awarded options to purchase, or made restricted awards concerning, approximately 3,403,322 shares of Common Stock under the plans (967,998 shares under the 1997 Share Incentive Plan and 2,435,324 shares under the 2000 Stock Incentive Plan), net of forfeitures and cancellations. As a result, the Company currently has 596,678 shares of Common Stock available as to which awards may be granted under the plans (532,002 shares under the 1997 Share Incentive Plan and 64,676 shares under the 2000 Stock Incentive Plan).

     In 2001, the Company, under the guidance of the Compensation Committee in consultation with PricewaterhouseCoopers LLP, the Company’s compensation advisor, developed and adopted a comprehensive program regarding equity compensation for the

Company’s executive officers and key employees. Consistent with the directive of the program, since the beginning of 2001, the Compensation Committee has awarded options to purchase, or made restricted awards concerning, approximately 3,300,000 shares of Common Stock under the Company’s equity incentive plans. The Company projects that additional awards relating to approximately 550,000 shares of Common Stock will be issued under the program’s directive in 2004, with consistent awards being made in other future years. Accordingly, the Company projects that the number of shares of Common Stock currently available as to which awards may be granted under the plans is insufficient.

     The Company believes that the increase in the number of shares available for issuance under the 2000 Stock Incentive Plan is reasonable and necessary. As the result of the 2000 Plan Amendment, the Company will have an aggregate of 5,500,000 shares of Common Stock to which awards may be granted (inclusive of awards previously granted and not forfeited or cancelled) under the Company’s equity incentive plans, which constitutes approximately 20% of the 28,108,535 shares of Common Stock issued and outstanding as of April 3, 2003 on a non-fully diluted basis, and approximately 16% of the shares of Common Stock issued and outstanding on a diluted basis as the result of the conversion of the Company’s aggregate $70.0 million convertible subordinated promissory notes. Based upon the research of PricewaterhouseCoopers LLP in connection with its continued evaluation of the Company’s long-term equity incentive compensation program conducted during the fourth quarter of 2002 and the first quarter of 2003 as discussed in more detail herein as part of the “Report of the Compensation Committee”, on a diluted basis, the aggregate number of shares of Common Stock subject to issuance by the Company under the plans following the 2000 Plan Amendment would be consistent with the approximate 57th percentile of companies identified by PricewaterhouseCoopers LLP as being comparable to the Company, which primarily include companies engaged in the management and services industries. The Company currently estimates that the shares of Common Stock available under the plans following the 2000 Plan Amendment will be sufficient through the 2007 award year.

     As amended, the 2000 Stock Incentive Plan will continue to provide for appropriate adjustment in the number of shares subject to issuance in the event of a stock dividend, recapitalization, merger or similar transactions.

     Pending stockholder approval of the 2000 Plan Amendment, the Company, through the Compensation Committee of the Board of Directors, intends to grant options to purchase Common Stock and other equity incentives to its officers, directors and key employees under the 2000 Stock Incentive Plan, as amended, in furtherance of the objectives and goals described above, although the exact amount and types of grants have not been established at this time. Subject to stockholder approval of the 2000 Plan Amendment, it is expected that the shares of Common Stock to be issued pursuant to the plan amendment will be listed for trading on the NYSE.

     Because awards under the 2000 Stock Incentive Plan are at the discretion of the Compensation Committee, except with respect to the Annual Grant Amount to the Company’s non-employee directors discussed herein under “- 2000 Stock Incentive Plan — Material Terms of the 2000 Stock Incentive Plan”, the benefits that will be awarded in the future under the 2000

Stock Incentive Plan are not currently determinable. The following table shows the aggregate number of shares of Common Stock subject to options granted to the Company’s current executive officers under the 2000 Stock Incentive Plan, excluding options that have been canceled or forfeited, and the weighted average per share exercise price. The listed options include options granted to such individuals in February 2003 at an exercise price of $16.74 per share. As of April 3, 2003, the market value of a share of Common Stock based on the closing price for such stock on the NYSE was $18.52.

		Weighted
		Average
		Exercise Price
Name	Options (#)	Per Share ($)

William F. Andrews(1)	56,806	$12.41
John D. Ferguson(2)	432,723	11.13
Irving E. Lingo, Jr.(3)	238,805	11.13
Kenneth A. Bouldin(4)	0	0
G.A. Puryear IV(5)	119,403	11.13
James A. Seaton(6)	170,575	17.30
Todd J. Mullenger(7)	31,350	11.53
David M. Garfinkle(8)	31,350	11.53
Jimmy Turner(9)	50,600	12.83

(1)	Mr. Andrews has also been granted options to purchase 59,758 shares of Common Stock with a weighted average exercise price of $11.04 per share under the terms of the Company’s 1997 Share Incentive Plan and under plans assumed by the Company from Old CCA.

(2)	Mr. Ferguson has also been granted options to purchase an aggregate of 594,886 shares of Common Stock with a weighted average exercise price of $17.11 per share under the terms of the Company’s 1997 Share Incentive Plan.

(3)	Mr. Lingo has also been granted options to purchase an aggregate of 51,173 shares of Common Stock with a weighted average exercise price of $16.74 per share under the terms of the Company’s 1997 Share Incentive Plan.

(4)	Mr. Bouldin has been granted options to purchase an aggregate of 125,000 shares of Common Stock with a weighted average exercise price of $16.74 per share under the terms of the Company’s 1997 Share Incentive Plan.

(5)	Mr. Puryear has also been granted options to purchase an aggregate of 25,586 shares of Common Stock with a weighted average exercise price of $16.74 per share under the terms of the Company’s 1997 Share Incentive Plan.

(6)	Mr. Seaton has also been granted options to purchase an aggregate of 68,230 shares of Common Stock with a weighted average exercise price of $16.74 per share under the terms of the Company’s 1997 Share Incentive Plan.

(7)	Mr. Mullenger has also been granted options to purchase an aggregate of 10,450 shares of Common Stock with a weighted average exercise price of $16.74 per share under the terms of the Company’s 1997 Share Incentive Plan.

(8)	Mr. Garfinkle has also been granted options to purchase an aggregate of 10,450 shares of Common Stock with a weighted average exercise price of $16.74 per share under the terms of the Company’s 1997 Share Incentive Plan.

(9)	Includes options to purchase 6,325 shares of Common Stock exercised by Mr. Turner in 2002. Mr. Turner has also been granted options to purchase 1,977 shares of Common Stock with a weighted average exercise price of $137.56 under plans assumed by the Company from Old CCA.

2000 Stock Incentive Plan

     The following is a summary of the material terms of the 2000 Stock Incentive Plan, as amended, and is qualified in its entirety by reference to the full text of the 2000 Stock Incentive Plan, copies of which may be obtained by contacting the Secretary of the Company at 10 Burton Hills Boulevard, Nashville, Tennessee 37215. Capitalized terms used herein but not otherwise defined herein have the meanings given to them in the 2000 Stock Incentive Plan.

General

     The 2000 Stock Incentive Plan is administered by the Compensation Committee of the Company’s Board of Directors. During the ten-year period ending on the tenth anniversary of the adoption of the 2000 Stock Incentive Plan, the Compensation Committee has authority, subject to the terms of the 2000 Stock Incentive Plan, and except with respect to awards to non-employee directors, to determine when and to whom to make awards under the plan, the number of shares to be covered by the awards, the types and terms of awards granted and the exercise price of the shares of Common Stock covered by options and stock appreciation rights, and to prescribe, amend and rescind rules and regulations relating to the 2000 Stock Incentive Plan. The Company, through the Compensation Committee of the Board of Directors, intends to grant options to purchase Common Stock and other equity incentives to its officers, directors and key employees under the 2000 Stock Incentive Plan (including such persons who may already have awards under the Company’s equity incentive plans).

Material Terms of the 2000 Stock Incentive Plan

     General. Under the terms of the 2000 Stock Incentive Plan, incentive stock options, or ISOs (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), non-qualified stock options, or NQSOs, stock appreciation rights, or SARs, restricted stock awards and performance awards may be granted by the Compensation Committee in its discretion to key employees (including officers and directors who are employees), independent contractors, consultants, advisors and non-employee directors of the Company and any of its affiliates, except that ISOs may be granted only to employees of the Company and its subsidiaries.

     Shares Available for Issuance. Subject to the 2000 Plan Amendment, the aggregate number of shares of Common Stock as to which awards may be granted under the 2000 Stock Incentive Plan may not exceed 2,500,000 shares which constitutes approximately 9% of the 28,108,535 shares of Common Stock outstanding as of April 3, 2003. Shares of Common Stock which are subject to an award under the plan that remain unissued upon expiration or cancellation of the award will be available for new awards under the 2000 Stock Incentive Plan. If awards are exercised by delivery of shares of Common Stock or satisfied by the withholding of shares of Common Stock, the number of shares available for awards under the 2000 Stock Incentive Plan will be increased by the number of shares so delivered or withheld.

     Options. The exercise price, or option price, of a NQSO may not be less than 50% of the fair market value of the shares of Common Stock on the date of grant. The exercise price, or option price, of an ISO may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant, except that, in the case of an ISO granted to an individual who, at the time the ISO is granted, owns shares of the Company’s capital stock possessing more than 10% of the total combined voting power of all classes of the Company’s capital stock, such option price may not be less than 110% of such fair market value. The fair market value of the Company’s Common Stock is determined by reference to the most recent closing sales price of the Common Stock on a national securities exchange, or if the Company’s Common Stock is then traded on an over-the-counter market, by reference to the average of the closing bid and asked prices for the shares of Common Stock for the last preceding date on which there was a sale of Common Stock in such over-the-counter market. If no such prices are available, the fair market value of the Company’s Common Stock is determined by the Compensation Committee in its sole discretion. The option price and the number of shares of Common Stock covered by each option will not change during the life of the option, except for adjustments to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares of Common Stock. The vesting terms of the awards are set forth in award agreements.

     The shares of Common Stock purchased upon the exercise of an option are to be paid for in cash (including cash that may be received from the Company at the time of exercise as additional compensation) or through the delivery of other shares of Common Stock held for at least six months with a fair market value equal to the total option price, or in a combination of cash and such shares of Common Stock. In the discretion of the Compensation Committee, the option price may also be paid using the value of unexercised options or other awards made under the 2000 Stock Incentive Plan.

     Unless stated otherwise in any applicable option grant, if the employment or service of an optionee terminates for any reason (other than by reason of death, disability or retirement, each as defined in the 2000 Stock Incentive Plan and as discussed below), all options granted to the optionee under the 2000 Stock Incentive Plan held by such optionee may, to the extent such options were exercisable at the time of optionee’s termination and unless earlier terminated or expired in accordance with their terms, be exercised within the three-month period following such termination. As the result of certain amendments to the 2000 Stock Incentive Plan adopted in December 2001, with respect to options to purchase shares of Common Stock granted under the plan on or following December 13, 2001, unless stated otherwise in any applicable option grant, if (i) an optionee dies while employed by the Company or an affiliate of the Company, (ii) an optionee dies within three months after the termination of such optionee’s employment, or (iii) an optionee’s employment terminates by reason of disability or retirement, then in any such case all options theretofore granted to such optionee (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the optionee or by the optionee’s estate or by a person who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death or disability of the optionee, at any time during the stated term of the option. With respect to options to purchase shares of Common Stock granted under the plan prior to December 13, 2001, unless stated otherwise in any applicable option grant, if (i) an optionee dies while employed by the Company or an affiliate of the Company, (ii) an optionee dies within three months after the termination of such optionee’s employment, or (iii) an optionee’s employment terminates by reason of disability or retirement, then in any such case all options theretofore granted to such optionee (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the optionee or by the optionee’s estate or by a person who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death or disability of the optionee, at any time within one year after the date of death, disability or retirement of the optionee. With respect to options to purchase shares of Common Stock granted under the plan at any time (whether prior to, on, or following December 13, 2001), unless stated otherwise in any applicable option grant, there is a “change in control” (as described further below), then in such case all options theretofore granted to such optionee (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the optionee at any time within one year after the date of a “change in control”.

     SARs. The Compensation Committee may also grant SARs either alone (“Free Standing Rights”) or in conjunction with all or part of an option (“Related Rights”). Upon the exercise of an SAR, a holder is entitled, without payment to the Company, to receive cash or unrestricted shares of Common Stock, or any combination thereof, as determined by the Compensation Committee, in an amount equal to the excess of the fair market value of one share of Common Stock over the option price per share specified in the related option (or in the case of a Free Standing Right, the price per share specified in such right) multiplied by the number of shares of Common Stock in respect of which the SAR is exercised. The vesting terms are set forth in award agreements.

     The Company is required to charge earnings at the close of each accounting period during which the SARs are outstanding. The charge will be equal to the amount by which the fair market value of the shares of Common Stock subject to the SARs exceeds the price for which the SARs may be exercised, less the tax deduction to which the Company may be entitled if the SARs were exercised, and less any portion of such amount charged to earnings in prior periods. In the event that the Common Stock subject to the SARs has depreciated in fair market value since the last accounting period, there will be a credit to earnings of no more than the cumulative expense previously recognized.

     Restricted Stock Awards. The Company may also grant restricted stock awards under the 2000 Stock Incentive Plan, subject to the terms of the plan and any applicable award agreement. Such restricted stock awards may be subject to transfer restrictions and are subject to forfeiture upon certain “termination of employment” events that occur prior to vesting. The 2000 Stock Incentive Plan provides that all non-vested restricted stock awards previously granted to a participant will become immediately vested and non-forfeitable if: (i) a participant dies while employed by the Company or an affiliate of the Company; (ii) a participant dies within three months after the termination of such participant’s employment; (iii) a participant’s employment terminates by reason of disability or retirement; or (iv) there is a “change in control” of the Company. Additional vesting terms (which may include performance-based conditions) are set forth in award agreements.

     Performance Awards. The Company may also grant performance awards under the 2000 Stock Incentive Plan, subject to the terms of the plan and any applicable award agreement. Performance awards may be denominated in cash or in shares of Common Stock, valued as determined by the Compensation Committee and based on the achievement of performance goals over performance periods established by the Compensation Committee. Such performance awards may be subject to forfeiture upon certain termination of employment events that occur prior to vesting. The vesting terms are set forth in award agreements.

     Performance-Based Awards to “Covered Officers”. With respect to awards to “covered officers” designed to comply with Section 162(m) of the Code, performance goals will be expressed in terms of the achievement of one or more of the following Company, subsidiary, operating unit or division financial performance measures: (i) earnings before interest, taxes, depreciation and/or amortization; (ii) operating income or profit; (iii) return on equity, assets, capital, capital employed or investment; (iv) after tax operating income; (v) net income; (vi) earnings or book value per share; (vii) cash flow(s); (viii) total sales or revenues, or sales or revenues per employee; (ix) stock price or total shareholder return; or (x) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures, or any combination thereof.

     Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares of Common Stock outstanding, or to assets or net assets.

     Before any awards intended to comply with Section 162(m) of the Code may be paid to covered officers, the Compensation Committee must certify the extent to which performance goals and any other material terms were satisfied. Performance awards granted pursuant to the 2000 Stock Incentive Plan are also subject to certain limits, which are set forth in the 2000 Stock Incentive Plan, upon the number of shares granted and cash payments made during any three year period.

     Non-Employee Director Awards. Each non-employee director is granted an option to purchase 4,000 shares of Common Stock (on a post-reverse stock split basis) (the “Annual Grant Amount”) as of the date of each annual meeting of the stockholders of the Company at which such individual is elected or reelected to the office of director (the “Meeting Grant Date”), with each such grant effective as of each Meeting Grant Date. In addition, with respect to any director who is elected or nominated to become director other than in connection with an annual meeting of the stockholders of the Company, such director shall be granted an option, to be effective as of the date of his election or appointment, in an amount equal to a portion of the Annual Grant Amount, prorated by a percentage which reflects the portion of the year for which such director will have served. The exercise price of an option grant to a non-employee director may not be less than 100% of the fair market value of the shares of Common Stock at the time of the date of grant.

     Change in Control. Under the 2000 Stock Incentive Plan, the vesting of all or a portion of an option, SAR or restricted stock award are accelerated upon a “change in control” (as defined in the 2000 Stock Incentive Plan) of the Company. If the vesting of an award is so accelerated, payments made may constitute an “excess parachute payment” that is not deductible by the Company in whole or in part under Section 280G of the Code. Such acceleration may also subject the participant to a 20% federal excise tax under Section 4999 of the Code on all or a portion of the value conferred on such holder by reason of the “change in control”. Award agreements may provide that the Company will reimburse such holder for the full amount of any such excise tax imposed.

     Transferability. Except as otherwise provided in an award agreement, no option or SAR award may be transferred by an optionee during his lifetime except by will or the laws of descent and distribution.

     Amendment and Termination. Unless terminated by action of the Board of Directors or the Compensation Committee, no awards may be granted under the 2000 Stock Incentive Plan following the tenth anniversary of the effective date of the plan. The 2000 Stock Incentive Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without stockholder approval if the Compensation Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Compensation Committee determines that it is desirable to qualify or comply. The Compensation Committee may amend the terms of any award granted, retroactively or prospectively, but no amendment may adversely affect any vested award without the holder’s consent. In the event of a stock split, stock dividend, subdivision or combination of the shares of Common Stock or other change in corporate structure affecting the shares of Common Stock, the Compensation Committee may make such adjustments to the number of shares authorized under the 2000 Stock Incentive Plan and to outstanding awards thereunder as it deems necessary.

     The 2000 Stock Incentive Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code.

     Federal Tax Consequences. The following discussion summarizes the federal income tax consequences of the 2000 Stock Incentive Plan based on current provisions of the Code, which are subject to change. This summary does not cover any state or local tax consequences of participation in the 2000 Stock Incentive Plan.

     When an optionee exercises an ISO, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the shares of Common Stock acquired upon such exercise over the option price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares of Common Stock acquired upon exercise of the ISO are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option price of such shares of Common Stock will be long term capital gain, but the Company will not be entitled to any tax deduction with respect to such gain. Generally, if the shares of Common Stock are disposed of prior to the expiration of such periods (a “Disqualifying Disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ownership income will be capital in nature, long term or short term depending on the holding period.

     Generally, when an optionee exercises a NQSO, the difference between the option price and any higher fair market value of the shares of Common Stock on the date of exercise will be ordinary income to the optionee and will be generally allowed as a deduction for federal income tax purposes to the Company.

     Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of a NQSO will generally be capital gain or loss to such optionee, long term or short term depending on the holding period, and will not result in any additional tax consequences to the employer. The optionee’s basis in the shares of Common Stock is determined generally at the time of exercise.

     Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the optionee rather than in cash.

     ACCORDINGLY, EACH OPTIONEE SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF 2000 STOCK INCENTIVE PLAN AWARDS, AS WELL AS THE USE OF SHARES OF COMMON STOCK FOR EXERCISE, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX AND OTHER LAWS.

     When a plan participant exercises SARs, the amount of cash and the fair market value of property received (including shares of Common Stock), unless the property is subject to transfer restrictions or forfeiture, will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company or a subsidiary. In the absence of an election by a participant under Section 83(b) of the Code, the grant of a restricted stock award will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of such restricted shares of Common Stock will be taxed to a participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted stock award on the date of grant, provided the participant makes an election under Section 83(b) of the Code within 30 days after the date of such grant. If such an election were made, a participant would not be allowed to deduct at a later date the amount included as taxable income if he or she should forfeit the restricted shares of Common Stock to the Company or its subsidiary or affiliate. Generally, the amount of ordinary income recognized by a participant is deductible by the Company or its subsidiary or affiliate in the year the income is recognized by the participant. If the participant does not make an election under Section 83(b) of the Code, dividends paid on the shares of Common Stock prior to the lapse of restrictions on such shares will be taxable to the participant as additional compensation in the year received free of restrictions, and the Company or its subsidiary or affiliate will be allowed a corresponding deduction subject to Section 162(m) of the Code.

     In general, the grant of performance awards will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of the award will be taxed to a participant in the year in which the award is settled, and the Company will receive a deduction in the same amount, subject to Section 162(m) of the Code.

     The foregoing discussion summarizes the federal income tax consequences of the 2000 Stock Incentive Plan based on current provisions of the Code, which are subject to change. This summary does not cover any state or local tax consequences of participation in the 2000 Stock Incentive Plan.

Stockholder Approval

     In order to comply with certain federal securities laws and the requirements of the NYSE regarding the listing of the shares of Common Stock to be issued pursuant to the 2000 Stock Incentive Plan, the 2000 Plan Amendment requires the approval of the holders of the majority of the voting shares of Common Stock of the Company represented at the Annual Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2000 STOCK INCENTIVE PLAN.

PROPOSAL III
APPROVAL OF NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN

     The Board of Directors proposes and recommends that the stockholders approve the Company’s Non-Employee Directors’ Compensation Plan which provides for the issuance of shares of Common Stock to directors who are not employees of the Company in lieu of cash retainer fees otherwise payable to such directors. The Company currently has nine non-employee directors who are eligible to participate in the plan.

General

     The Non-Employee Directors’ Compensation plan was adopted by the Board of Directors of the Company on February 13, 2003, subject to stockholder approval, following the approval and recommendation of the plan by the Compensation Committee of the Board of Directors on February 12, 2003. Under the Plan, non-employee directors of the Company may elect to receive, on an annual basis, all or a designated portion of their annual retainer and chairman fees (but not meeting fees) that are not otherwise deferred pursuant to the Company’s Director Deferred Compensation Plan, in shares of Common Stock. Information regarding the fees paid to the Company’s non-employee directors for their services to the Company can be found herein under “Corporate Governance - Director Compensation.” The Board of Directors and its Compensation Committee adopted the plan in order to encourage equity ownership in the Company by non-employee directors and to provide such directors with a further incentive to remain as directors of the Company. No payment is required on behalf of the participants for the shares of Common Stock which may be issued under the plan.

     Only non-employee directors of the Company are eligible to participate in the plan and receive shares of Common Stock under the plan.

Administration of the Plan

     The Compensation Committee of the Board of Directors will supervise and administer the plan. Members of the Compensation Committee shall receive no additional compensation for their services in connection with the administration of the plan. The Compensation Committee may adopt such rules or guidelines as they deem appropriate to implement the plan. All questions of interpretation of the plan or of any shares of Common Stock issued under the plan shall be determined by the Compensation Committee and such determination shall be final and binding upon all persons having an interest in the plan. Any or all powers and discretion vested in the Compensation Committee under the plan may be exercised by any subcommittee so authorized by the Compensation Committee or by any successor committee so authorized by the Company’s Board of Directors whose members satisfy the same requirements as members of the Compensation Committee.

Shares to be Issued Pursuant to the Plan

     The Company may issue up to 75,000 shares of Common Stock under the plan, subject to adjustment in the event of a merger, consolidation, reorganization, recapitalization, share dividend, share split, or other change in the corporate structure or capitalization affecting the Company’s Common Stock. All shares of Common Stock to be issued under the plan will be shares newly-issued by the Company and thus will serve to increase the number of shares of the Company’s Common Stock issued and outstanding. Subject to stockholder approval of the plan, it is expected that the shares of Common Stock to be issued under the plan will be listed for trading on the NYSE.

Terms and Conditions of the Plan

     The following is a summary of the material terms and conditions of the Non-Employee Directors’ Compensation Plan and is qualified in its entirety by reference to the Non-Employee Directors’ Compensation Plan, the text of which is included in this Proxy Statement as Appendix C.

Compensation Election

     Subject to the authority of the Compensation Committee to designate from time to time an alternate Election Period, a non-employee director may make one election (the “Annual Election”) for the period from one Annual Meeting of the Company’s stockholders (an “Annual Meeting”) to the next Annual Meeting (the “Election Period”) to receive none, 50% or 100% of each of his annual retainer and chairman fees that are not otherwise deferred pursuant to the Company’s Director Deferred Compensation Plan, in shares of Common Stock. The Annual Election must be in writing and shall be delivered to the Secretary of the Company or his authorized designee no later than the last day of the calendar month in which the Annual Meeting was held. (Non-employee directors who are initially elected as a director during an Election Period shall have thirty (30) days from the date of their election as director to make their Annual Election for their initial Election Period.) The Annual Election shall be irrevocable with respect to the Election Period for which it pertains and shall specify the applicable percentage of each of the annual retainer and chairman fees that such non-employee director wishes to receive in shares of Common Stock. If a non-employee director fails to make a timely Annual Election for any Election Period, the annual retainer and all chairman fees payable to such director for such period shall be paid in cash on the Payment Dates (as defined under the plan).

Payment of Shares

     Payment of the annual retainer and chairman fees, whether in the form of shares of Common Stock pursuant to the plan or in cash, shall be made as follows:

•	The amount of each non-employee director’s annual retainer and chairman fees to be paid in shares of Common Stock, if any, and the amount to be paid in cash, if any, shall be pro-rated and paid quarterly, in equal amounts, on the Payment Dates. For any quarter in which a non-employee director serves less than the entire quarter, payments due under the plan shall be pro-rated according to the length of time served during the quarterly period to which such payment due corresponds.

•	The number of shares of Common Stock to be issued in payment of retainers and fees that have been denominated in dollars shall be calculated on the basis of the “fair market value” on the first business day preceding the Payment Date as of which such shares of Common Stock are to be issued. For the purposes of the plan, “fair market value” means the average of the highest and lowest selling prices for the shares of Common Stock on the NSYE (or such other securities exchange where the shares of the Company’s Common Stock are listed) on the date in question, as reported in The Wall Street Journal or by the NYSE, or if no sales of shares of Common Stock were made on that date, the average of the highest and lowest prices of the shares of Common Stock on the first preceding day on which sales were made.

Form of Issuance of Shares

     Shares of Common Stock issued under the plan shall be in either book entry form or in certificate form pursuant to the instructions given by the non-employee director to the Company’s transfer agent. The Company shall not issue fractional shares of Common Stock. Whenever, under the terms of the plan, a fractional share of Common Stock would otherwise be required to be issued, the non-employee director shall be paid in cash for such fractional share of Common Stock based upon the same “fair market value” which was utilized to determine the number of shares of Common Stock to be issued on the Payment Date.

Tax Consequences

     Under the terms and conditions of the plan, the shares of Common Stock granted to participants are not subject to forfeiture. At the time a participant receives shares of Common Stock under the plan, the participant recognizes compensation taxable as ordinary income in an amount equal to the fair market value of such shares of Common Stock.

     The foregoing is not a complete summary of the income tax consequences to the non-employee directors of the Company, and does not purport to address the effects of foreign, state or local law or wage withholding requirements. ACCORDINGLY, EACH NON-EMPLOYEE DIRECTOR SHOULD CONSULT HIS TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM FOR COMMON STOCK ISSUANCES MADE UNDER THE NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN.

Stockholder Approval

     In order to comply with certain federal securities laws and the requirements of the NYSE regarding the listing of the shares of Common Stock to be issued pursuant to the plan, the Non-Employee Directors’ Compensation Plan requires the approval of the holders of the majority of the voting shares of Common Stock of the Company represented at the Annual Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADOPTION OF THE COMPANY’S NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN.

PROPOSAL IV
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company and its Audit Committee has appointed Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2002 are described under “Corporate Governance Report of the Audit Committee — Audit and Non-Audit Fees” herein.

     One or more representatives of Ernst & Young LLP will be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. If the Company’s stockholders should not ratify the appointment of Ernst & Young LLP, the Board of Directors and its Audit Committee will reconsider the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003, AND TO PERFORM SUCH OTHER SERVICES AS MAY BE REQUESTED BY THE COMPANY.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors,

William F. Andrews Chairman of the Board of Directors

John D. Ferguson Vice-Chairman of the Board of Directors and Chief Executive Officer and President

April 11, 2003
Nashville, Tennessee

APPENDIX A

CORRECTIONS CORPORATION OF AMERICA
(THE “COMPANY”)
AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence;

•	the performance of the Company’s internal audit function and independent auditors;

and to prepare the report that SEC rules require be included in the Company’s annual proxy statement.

B.	Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange (“NYSE”) and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be “independent” as defined by such rules and Act.

3.	Financial Literacy. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company’s Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s SEC periodic reports), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than director’s fees.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Company’s Nominating and Governance Committee. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee, with or without cause.

C.	Authority and Responsibilities

      General

     The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

      Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. At least annually, the Audit Committee shall assess the independent auditor’s independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Quality-Control Report. The Audit Committee shall review with the independent auditor at such times as it deems appropriate, but in no event less than annually, the firm’s internal quality control procedures.

4.	Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

5.	Preapproval of Services. The Audit Committee shall preapprove all auditing services, which may entail providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act) to be provided to the Company by the independent auditor. The Audit Committee shall cause the Company to disclose in its SEC periodic reports (in the manner and to the extent required by the Sarbanes-Oxley Act and applicable SEC rules) the approval by the Audit Committee of any non-audit services to be performed by the independent auditor.

6.	Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of any known disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

•	obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

–	critical accounting policies and practices;

–	alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

–	other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

•	review with the independent auditor:

–	audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

–	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

–	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

–	the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company.

      Review of Audited Financial Statements

7.	Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

8.	Recommendation to the Board of Directors Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

9.	Audit Committee Report. The Audit Committee shall prepare or cause to be prepared for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of stockholders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

      Review of Other Financial Disclosures

10.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Company’s Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

11.	Earnings Releases. The Audit Committee shall review and discuss generally the types of information to be disclosed in the Company’s earnings press releases (including any use of “pro forma” or “adjusted” non-GAAP, information).

12.	Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      Controls and Procedures

13.	Oversight. The Audit Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls, the Company’s disclosure controls and procedures and the Company’s code of ethics and business conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act and Rule 13a-14 of the Securities Exchange Act of 1934 (i.e., the Certification of Disclosure in Annual and Quarterly Results) prior to their submission to the SEC. The Audit Committee shall also receive and review the independent auditor’s attestation and report on management’s assessment of the Company’s internal controls required to be provided with the Company’s annual report by Section 404 of the Sarbanes-Oxley Act and the rules of the SEC prior its submission to the SEC.

14.	Internal Audit Function. The Audit Committee shall coordinate the Board of Director’s oversight of the performance of the Company’s internal audit function.

15.	Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Audit Committee shall review material pending legal proceedings involving the Company and other contingent liabilities.

16.	Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

17.	Procedures for Complaints. The Audit Committee shall establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

     D.   Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management; and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Written Affirmation to NYSE. On an annual basis, no later than one month after the Company’s Annual Meeting of Stockholders, and after each change in the composition of the Audit Committee, the Audit Committee shall direct the Company to prepare and provide to the NYSE such written confirmations regarding the membership and operation of the Audit Committee as the NYSE rules require.

6.	Independent Advisors. The Audit Committee shall have the authority to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

7.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

8.	Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

APPENDIX B

THIRD AMENDMENT TO
CORRECTIONS CORPORATION OF AMERICA
2000 STOCK INCENTIVE PLAN

     WHEREAS, Corrections Corporation of America, a Maryland corporation (the “Company”), administers the Corrections Corporation of America 2000 Stock Incentive Plan, as amended to date (the “Plan”);

     WHEREAS, Section 5 of the Plan currently provides that the aggregate number of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), as to which Awards (as defined in the Plan) may be granted from time to time under the Plan is 2,500,000 shares (on a post one-for-ten reverse stock split basis) (the “Authorized Shares”);

     WHEREAS, the Company desires to amend the Plan to increase the number of Authorized Shares to 4,000,000; and

     WHEREAS, on February 12, 2003, the Company’s Board of Directors and its Compensation Committee considered and approved the increase in the number of Authorized Shares through this amendment to the Plan (the “Amendment”), and, subject to the approval of the Amendment by the Company’s stockholders, the Company, through its Compensation Committee, intends to grant Awards under the Plan as amended hereby.

     NOW, THEREFORE, Section 5 of the Plan is hereby amended as follows:

     By deleting the first paragraph of Section 5 in its entirety and substituting therefor the following:

     “5.     Stock. The stock subject to Awards hereunder shall be shares of Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under this Plan shall not exceed 4,000,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 13 hereof.”

     FURTHER, all references to Section 5 of the Plan and all other terms and provisions of the Plan for which an amendment is necessary to further the purpose of this Amendment are hereby amended to conform with the terms of this Amendment.

B-1

APPENDIX C

CORRECTIONS CORPORATION OF AMERICA
NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN

RECITALS:

     WHEREAS, Corrections Corporation of America (the “Company”) pays its Non-Employee Directors (as hereinafter defined) an Annual Retainer (as hereinafter defined) and Chairman Fees (as hereinafter defined) as partial compensation for their services as directors of the Company;

     WHEREAS, the Board of Directors of the Company has determined that it is in the Company’s best interest to encourage equity ownership in the Company by Non-Employee Directors and to provide them with a further incentive to remain as directors of the Company by allowing them to elect to receive none, 50 percent or 100 percent of each of their Annual Retainer and Chairman Fees, that are not otherwise deferred pursuant to the Company’s Director Deferred Compensation Plan, in shares of Common Stock (as hereinafter defined); and

     WHEREAS, the terms and conditions under which such Non-Employee Directors may elect to receive such shares of Common Stock are set forth herein.

I.   PLAN ADMINISTRATION AND ELIGIBILITY.

     A.   Purpose of the Plan.

     The purpose of this Non-Employee Directors’ Compensation Plan (the “Plan”) is to encourage equity ownership in the Company by Non-Employee Directors whose continued services are considered essential to the Company’s progress and thus to provide them with a further incentive to remain as directors of the Company.

     B.   Administration of the Plan.

     The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) shall supervise and administer the Plan. The Committee shall consist solely of “independent directors” as that term is defined by the New York Stock Exchange or other securities exchange where the Company’s shares of Common Stock are listed. Such independent directors shall also fit within the definition of a “non-employee director” as that term is defined by the Securities and Exchange Commission (“SEC”) pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Rule 16b-3”). Members of the Committee shall receive no additional compensation for their services in connection with the administration of the Plan.

     The Board or the Committee may adopt such rules or guidelines as they deem appropriate to implement the Plan. All questions of interpretation of the Plan or of any shares of Common Stock issued under the Plan shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Committee under this Plan may be exercised by any subcommittee so authorized by the Committee or by any successor committee so authorized by the Board whose members satisfy the same requirements as members of the Committee.

     C.   Participation in the Plan.

     Each member of the Board who fits within the definition of a Non-Employee Director as defined in this Plan, may elect to receive none, 50 percent or 100 percent of each of his Annual Retainer and Chairman Fees, that are not otherwise deferred pursuant to the Company’s Director Deferred Compensation Plan, in shares of Common Stock, pursuant to the terms and conditions of the Plan.

     D.   Shares Subject to the Plan.

     The maximum number of shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), which may be issued under the Plan shall be 75,000. The limitation on the number of shares of Common Stock which may be issued under the Plan shall be subject to adjustment as provided in Section III.(C) of the Plan.

II.   TERMS OF THE PLAN.

     A.   Effective Date of the Plan.

     The Plan shall take effect on the date of adoption by the stockholders of the Company and shall terminate only upon action by the Committee, subject to Board approval.

     B.   Time for Issuing Shares.

     No payments shall be made in shares of Common Stock pursuant to the Plan after the date the Plan is terminated. The applicable terms of this Plan, and any terms and conditions applicable to the shares of Common Stock issued prior to such date, shall survive the termination of the Plan and continue to apply to such shares of Common Stock.

     C.   Terms and Conditions of the Plan.

i.	Compensation Election.

     Subject to the authority of the Committee to designate from time to time an alternate Election Period, a Non-Employee Director may make one election (the “Annual Election”) for the period from one Annual Meeting of the Company’s stockholders (an “Annual Meeting”) to the next Annual Meeting (the “Election Period”) to receive none, 50 percent or 100 percent of each of his Annual Retainer and Chairman Fees, that are not otherwise deferred pursuant to the Company’s Director Deferred Compensation Plan, in shares of Common Stock. The Annual Election must be in writing and shall be delivered to the Secretary of the Company or his authorized designee not later than the last day of the calendar month in which the Annual

Meeting was held. (Non-Employee Directors who are initially elected as a director during an Election Period shall have thirty (30) days from the date of their election as director to make their Annual Election for their initial Election Period.) The Annual Election shall be irrevocable with respect to the Election Period for which it pertains and shall specify the applicable percentage of each of the Annual Retainer and Chairman Fees that such Non-Employee Director wishes to receive in shares of Common Stock. If a Non-Employee Director fails to make a timely Annual Election for any Election Period in accordance herewith, the Annual Retainer and all Chairman Fees payable to such director for such period shall be paid in cash on the Payment Dates (as hereinafter defined).

ii.	Payment of Shares.

     Payment of the Annual Retainer and Chairman Fees, whether in the form of shares of Common Stock, pursuant to this Plan or in cash, shall be made as follows:

(a) The amount of each Non-Employee Director’s Annual Retainer and Chairman Fees to be paid in shares of Common Stock, if any, and the amount to be paid in cash, if any, shall be pro-rated and paid quarterly, in equal amounts, on the Payment Dates (i.e., if the Annual Retainer for the directors is $24,000 for a given Election Period, a participating director will be paid $6,000 in a combination of cash and/or shares of Common Stock in accordance with such director’s Annual Election on June 30, September 30, December 31 and March 31). For any quarter in which a Non-Employee Director serves less than the entire quarter, payments due hereunder shall be pro-rated according to the length of time served during the quarterly period to which such payment due corresponds.

(b) The number of shares of Common Stock to be issued in payment of retainers and fees that have been denominated in dollars shall be calculated on the basis of the Fair Market Value (as hereinafter defined) on the first Business Day (as hereinafter defined) preceding the Payment Date as of which such shares of Common Stock are to be issued.

iii.	Form of Issuance of Shares.

     Shares of Common Stock issued under the Plan shall be in either book entry form or in certificate form pursuant to the instructions given by the Non-Employee Director to the Company’s transfer agent.

iv.	Fractions of Shares.

     The Company shall not issue fractions of shares of Common Stock. Whenever, under the terms of the Plan, a fractional share of Common Stock would otherwise be required to be issued, the Non-Employee Director shall be paid in cash for such fractional share of Common Stock based upon the same Fair Market Value which was utilized to determine the number of shares of Common Stock to be issued on the Payment Date.

v.	Benefit Upon Death.

     In the event of a Non-Employee Director’s death, any and all unpaid Annual Retainer and/or Chairman Fees will be paid in accordance with such Non-Employee Director’s then current Annual Election to his estate and such person’s payments will be transferable by will or pursuant to the laws of descent and distribution applicable to such person.

III.   GENERAL PROVISIONS.

     A.   Assignments.

     The rights and benefits accruing to the Company’s Non-Employee Directors under this Plan may not be assigned by any such director.

     B.   Limitation of Rights.

     Neither the Plan, nor the issuance of any shares of Common Stock nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

     C.   Share Adjustment.

     In the event of any merger, consolidation, reorganization, recapitalization, share dividend, share split, or other change in the corporate structure or capitalization affecting the Company’s Common Shares, at the time of such event the Board or the Committee, if such is created, shall make appropriate adjustments to the number (including the aggregate numbers specified in Section I (D) above) and kind of shares to be issued under the Plan.

     D.   Amendment of the Plan.

     The Committee, subject to approval by the Board, shall have the right to amend, modify, suspend or terminate the Plan at any time for any purpose; provided, that following the initial approval of the Plan by the Company’s stockholders, the Company will seek stockholder approval for any change to the extent required by applicable law, regulation or rule or any rule or regulation of the New York Stock Exchange (or any other applicable national stock exchange).

     E.   Charges, Deductions and Liens.

     No charges or deductions may be made against any Non-Employee Directors’ interests under the Plan. The rights and benefits accrued under the Plan cannot be assigned pursuant to Section II(A) above, therefore, no liens may be created against a director’s interest in the Plan.

     F.   Definitions.

     “Annual Retainer” shall mean the amount of cash compensation to which a Non-Employee Director will be entitled to receive for serving as a director for one Election Period, but shall not include reimbursement for expenses, meeting fees, Chairman Fees and other fees associated with service on any committee of the Board or fees with respect to any other services to be provided to the Company.

     “Business Day” shall mean, if relevant to a determination of the value of shares of Common Stock, a day on which shares of Common Stock are or could be traded on the New York Stock Exchange (or such other securities exchange where the Company’s shares of Common Stock are listed). In all other cases, the term shall mean a day on which the offices of the Company are open for the conduct of business in the normal course.

     “Chairman Fees” shall mean the amount to which a Non-Employee Director will be entitled to receive for serving as chairman of each committee of the Board. The Chairman Fees shall not include reimbursement for expenses.

     “Fair Market Value” shall be the average of the highest and lowest selling prices for the shares of Common Stock on the New York Stock Exchange (or such other securities exchange where the Company’s shares of Common Stock are listed) on the date in question, as reported in The Wall Street Journal or by the New York Stock Exchange, or if no sales of shares of Common Stock were made on that date, the average of the highest and lowest prices of the shares of Common Stock on the first preceding day on which sales were made.

     “Non-Employee Director” shall mean a director who meets such definition as may be defined by the SEC or New York Stock Exchange (or such other securities exchange where the Company’s shares of Common Stock are listed) or who otherwise: (i) is not currently an officer of the Company or otherwise currently employed by the Company; (ii) does not receive compensation from the Company for services rendered as a consultant or in any capacity other than as a director; (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404 of SEC Regulation S-K and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404 of SEC Regulation S-K.

     “Payment Date” shall mean June 30, September 30, December 31 and March 31 of any Election Period or if any such day is not a Business Day, on the first Business Day following such day.

     G.   Compliance with Section 16 of the Exchange Act.

     It is the Company’s intent that the Plan comply in all respects with Rule 16b-3. If any provision of this Plan is found not to be in compliance with such rule (or any successor provision), the provision shall be deemed null and void, and the remaining provisions of the Plan shall continue in full force and effect. All transactions under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. The Committee, subject to Board approval, may, in its sole discretion, modify the terms and conditions of this Plan in response to and consistent with any changes in applicable law, rules or regulations.

     H.   Notice.

     Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received by such Secretary.

     I.   Governing Law.

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Maryland and construed accordingly.

PROXY

CORRECTIONS CORPORATION OF AMERICA

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) John D. Ferguson and Irving E. Lingo, Jr., and each of them, with full power of substitution and revocation, as proxies of the undersigned, and hereby authorize(s) them to represent and to vote, as designated, all of the voting common stock of Corrections Corporation of America, a Maryland corporation (the “Company”), held by the undersigned on Thursday, April 3, 2003, at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 15, 2003, at 10:00 a.m., local time, at the Hilton Suites, 121 4th Avenue South, Nashville, Tennessee, and at any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND “FOR” EACH OF THE FOLLOWING PROPOSALS:

1.	Election of Directors.

[ ] FOR all nominees named

[ ] WITHHOLD AUTHORITY to vote for all nominees

Nominees: William F. Andrews, John D. Ferguson, Lucius E. Burch, III, John D. Correnti, John R. Horne, C. Michael Jacobi, Thurgood Marshall, Jr., Charles L. Overby, John R. Prann, Jr., Joseph V. Russell and Henri L. Wedell.

[ ] For all nominees except for the following:

2.	Approval of the amendment to the Company’s 2000 Stock Incentive Plan.

[ ] FOR [ ] AGAINST [ ] WITHHOLD AUTHORITY

3.	Approval of the adoption of the Company’s Non-Employee Directors’ Compensation Plan.

[ ] FOR [ ] AGAINST [ ] WITHHOLD AUTHORITY

4.	Ratification of the Board of Directors’ and its Audit Committee’s selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended December 31, 2003, and to perform such other services as may be requested by the Company.

[ ] FOR [ ] AGAINST [ ] WITHHOLD AUTHORITY

5.	In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournments and postponements thereof.

[ ] GRANT AUTHORITY [ ] WITHHOLD AUTHORITY

Mark here if you plan to attend the meeting [   ]
Mark here for address change and note below [   ]

Unless Authorizing the Voting of Your Shares Over the Internet or By Telephone,
Please Fully Complete, Date, Properly Sign and Return this Proxy Promptly,
Using the Enclosed Postage-Paid Return Envelope.

[Internet Voting Instructions]	[Telephone Voting Instructions]

Your Internet or telephone instructions authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
If you authorize the voting of your shares over the Internet or by telephone, please do not mail your proxy card.

If not voting over the Internet or by telephone, this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of each nominee and FOR each of the other Proposals.

Signature:________________________________   Date:_____________

Signature if held jointly:______________________   Date:_____________

Note: Please date and sign the proxy exactly as your name appears on your stock certificate(s) or on this proxy. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please provide full title as such. If a corporation, please have the proxy executed by an authorized officer and use the full corporate name of the stockholder. If a partnership or a limited liability company, please sign in such organization’s name by an authorized person. The proxy shall be deemed a grant of authority to vote.

Unless Voting Over the Internet or by Telephone, Please Mark, Sign, Date and Return this
Proxy Promptly.

CORRECTIONS CORPORATION OF AMERICA
2000 STOCK INCENTIVE PLAN

     1.     Purpose of the Plan. The Corrections Corporation of America 2000 Stock Incentive Plan (this “Plan”) is intended to encourage stock ownership by employees, consultants and non-employee directors of Corrections Corporation of America (the “Company”), and employees and consultants of Affiliate Corporations, so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees, consultants and non-employee directors to remain in the employ and/or service of the Company and to put forth maximum efforts for the success of the business of the Company. It is further intended that options granted by the Committee pursuant to Section 7 of this Plan shall constitute “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the “Code”), and all other options granted by the Committee hereunder shall constitute “nonqualified stock options” (“Nonqualified Stock Options”). Grants under this Plan may consist of Incentive Stock Options, Nonqualified Stock Options (collectively, “Options”), stock appreciation rights (“Rights”), which Rights may be either granted in conjunction with Options (“Related Rights”) or unaccompanied by Options (“Free Standing Rights”), restricted stock awards (“Restricted Shares”), or performance awards (“Performance Awards”), as hereinafter set forth.

     2.     Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

     (a)  “Affiliate Corporation” or “Affiliate” shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company.

     (b)  “Annual Grant Amount” shall have the meaning ascribed to it in Section 8 hereof.

     (c)  “Award” shall mean an Option, Right, Restricted Share, or Performance Award granted hereunder.

     (d)  “Award Agreement” shall have the meaning ascribed to it in Section 3 hereof.

     (e)  “Board” shall have the meaning ascribed to it in Section 3 hereof.

     (f)  “Change in Control” shall mean the happening of any of the following:

          (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiary Corporations, becomes the beneficial owner of the Company’s securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

          (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

          (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     (g)  “Code” shall have the meaning ascribed to it in Section 1 hereof.

     (h)  “Committee” shall have the meaning ascribed to it in Section 3 hereof.

     (i)  “Common Stock” shall mean shares of the Company’s Common Stock.

     (j)  “Company” shall have the meaning ascribed to it in Section 1 hereof.

     (k)  “Covered Officer” shall mean, as of a particular date, (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m) of the Code, provided that such term shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

     (l)  “Disability” shall mean a Participant’s inability to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

     (m)  “Effective Date” shall mean the effective date of the plan as set forth in Section 17 hereof.

     (n)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2

     (o)  “Excise Tax” shall have the meaning ascribed to it in Section 15 hereof.

     (p)  “Fair Market Value” per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

     (q)  “Free Standing Rights” shall have the meaning ascribed to it in Section 1 hereof.

     (r)  “Gross-Up Payment” shall have the meaning ascribed to it in Section 15 hereof.

     (s)  “Incentive Stock Options” shall have the meaning ascribed to it in Section 1 hereof.

     (t)  “Meeting Grant Date” shall have the meaning ascribed to it in Section 8 hereof.

     (u)  “Nonqualified Stock Options” shall have the meaning ascribed to it in Section 1 hereof.

     (v)  “Optionee” shall have the meaning ascribed to it in Section 4 hereof.

     (w)  “Option Price” shall have the meaning ascribed to it in Section 3 hereof.

     (x)  “Options” shall have the meaning ascribed to it in Section 1 hereof.

     (y)  “Participant” shall have the meaning ascribed to it in Section 4 hereof.

     (z)  “Performance Awards” shall have the meaning ascribed to it in Section 1 hereof.

     (aa)  “Related Rights” shall have the meaning ascribed to it in Section 1 hereof.

     (bb)  “Restricted Shares” shall have the meaning ascribed to it in Section 1 hereof.

     (cc)  “Rights” shall have the meaning ascribed to it in Section 1 hereof.

     (dd)  “Retirement” shall mean a Participant’s termination of employment in accordance with the provisions of the Corrections Corporation of America 401(k) Savings and Retirement Plan on or after such Participant’s Normal Retirement Date, as defined in such plan.

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     (ee)  “Subsidiary Corporation” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of such corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (ff)  “Ten Percent Stockholder” shall mean a Participant who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

     (gg)  “Withholding Tax” shall have the meaning ascribed to it in Section 14 hereof.

     3.     Administration. This Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”), which shall be comprised of two or more persons, each of whom shall qualify as a “Non-Employee Director” as described in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

     The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including, without limitation, the authority: to grant Awards; to designate Participants, other than as set forth in Section 8 hereof; to determine the type or types of Awards to be granted to a Participant; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Rights (if any) shall be granted in conjunction with Options; to determine the purchase price of the shares of Common Stock covered by each Option (the “Option Price”); to determine the persons to whom, and the time or times at which, Awards shall be granted; to determine the number of shares to be covered by each Award; to interpret this Plan; to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with Awards granted under this Plan (each an “Award Agreement”); and to make all other determinations deemed necessary or advisable for the administration of this Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as may be deemed advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under this Plan.

     No member of the Board of Directors or Committee shall be liable for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

     4.     Eligibility. Awards may be granted to key employees (including, without limitation, officers and directors who are employees) and non-employee directors of the Company or its present or future Affiliate Corporations. For purposes of the foregoing, “employee” shall mean any employee, independent contractor, consultant, advisor, or similar individual who is providing or who

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has agreed to provide services to the Company or to any of its present or future Affiliate Corporations. Notwithstanding any provision of this paragraph, Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Subsidiary Corporation. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of this Plan. A person to whom an Award has been granted hereunder is sometimes referred to herein as a “Participant” or “Optionee.”

     A Participant shall be eligible to receive more than one grant of an Award during the term of this Plan, but only on the terms and subject to the restrictions hereinafter set forth.

     5.     Stock. The stock subject to Awards hereunder shall be shares of Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under this Plan shall not exceed 25,000,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 13 hereof.

     To the extent that (i) any Award granted under the Plan expires, is terminated or forfeited without being exercised, settled or, with respect to Restricted Shares, vested, (ii) any Option granted under the Plan is surrendered on exercise of a Right for cash or the issuance of fewer shares of Common Stock than issuable under such surrendered Option, or (iii) any Free Standing Right granted under the Plan expires or is terminated without being exercised, the shares of Common Stock issuable thereunder, less such shares issued, shall become available for grants of Awards.

     6.     Options. Each Option granted pursuant to this Plan shall be evidenced by a written Award Agreement between the Company and the Participant, which agreement shall comply with and be subject to the following terms and conditions:

          (a) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which the Option relates.

          (b) Type of Option. Each Award Agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option.

          (c) Option Price. Each Award Agreement shall state the Option Price per share of Common Stock, which shall be not less than fifty percent (50%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of the Option and which, in the case of an Incentive Stock Option, shall be further subject to the limitations described in Section 7 hereof. The Option Price shall be subject to adjustment as provided in Section 13 hereof. The date on which

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the Committee approves the issuance of an Option shall be considered the day on which such Option is granted.

          (d) Medium And Time of Payment. The Option Price shall be paid or satisfied in full, at the time of exercise, in cash, in shares of Common Stock owned by the Participant for at least six months having a Fair Market Value equal to such Option Price or in a combination of cash and such shares of Common Stock. In addition, if permitted by the Committee in its sole discretion, payment may also be made in whole or in part in the form of an option to acquire Common Stock or in the form of another Award hereunder (based, in each case, on the Fair Market Value of such option or Award on the date the Option is exercised, as determined by the Committee).

          (e) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Award Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that in the case of any Incentive Stock Option, such exercise period shall be subject to the limitations described in Section 7 hereof. The exercise period shall be subject to earlier termination as provided in subparagraphs (f) and (g) below. An Option may be exercised as to any or all full shares of Common Stock as to which the Option has become exercisable by giving written notice of such exercise to the Committee; provided, however, that an Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than one hundred (100)).

          (f) Termination of Employment. Except as provided in this subparagraph (f) and in subparagraph (g) below, an Option may not be exercised unless the Participant is then in the employ or service of (i) the Company, (ii) an Affiliate Corporation or (iii) a corporation issuing or assuming the Option in a transaction to which Code Section 424 applies or a Subsidiary Corporation of the corporation described in this clause (iii), and unless the Participant has remained continuously so employed since the date of grant of the Option. In the event that the employment or service of a Participant shall terminate (other than by reason of death, Disability or Retirement), all Options of such Participant that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after such termination. Nothing in this Plan or in any Option or Right granted pursuant hereto shall confer upon an individual any right to continue in the employ or service of the Company or any of its Affiliate Corporations or interfere in any way with the right of the Company or any such Affiliate Corporation to terminate such employment or service at any time. The Committee in its discretion may alter the foregoing limitations at or after the date of grant of an Option.

          (g) Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control. If (i) a Participant shall die while in the employ or service of the Company or an Affiliate Corporation or within a period of three (3) months after the termination of such employment or service, (ii) a Participant’s employment or service with the Company shall terminate

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by reason of Disability or Retirement, or (iii) there occurs a Change in Control, then in any such case all Options theretofore granted to such Participant (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Participant or by the Participant’s estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant, at any time within one year after the date of death, Disability or Retirement of the Participant or the Change in Control. The Committee in its discretion may alter the foregoing limitations at or after the date of grant of an Option.

          (h) Nontransferability of Options. Except as otherwise provided in an Award Agreement, Options granted under this Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Participant, only by the Participant or by his guardian or legal representative.

          (i) Rights as a Stockholder. A Participant who is the holder of an Option or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13 hereof.

          (j) Other Provisions. The Award Agreements authorized under this Plan may contain such other provisions as the Committee deems advisable, including without limitation (i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Award, and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with the qualification of such Option as an Incentive Stock Option.

     7.     Incentive Stock Options. Options granted pursuant to this Section 7 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified herein:

          (a) Option Price. The Option Price per share of Common Stock shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of a share on the date of grant.

          (b) Option Term. The term of each Incentive Stock Option shall be determined by the Committee at the time of grant, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date such Incentive Stock Option is granted.

          (c) Limitations on Exercise. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under this Plan and all other option plans of the Company and any Subsidiary Corporation become exercisable for the first time by a Participant during any calendar year shall not

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exceed $100,000. In the event the foregoing limitation is violated, the Option shall be treated as an Incentive Stock Option with respect to shares having a fair market value (determined at the time of grant) equal to $100,000 and as a Nonqualified Stock Option with respect to the remaining shares. In making this determination, the rules specified in Section 422(d) of the Code shall be determinative.

          (d) Ten Percent Stockholders. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option, and (ii) such Incentive Stock Option shall not be exercisable more than five (5) years after the date such Incentive Stock Option is granted.

     8.     Director Nonqualified Stock Options.

          (a) Grant Amounts. Each non-employee director shall be granted a Nonqualified Stock Option to purchase 40,000 shares of Common Stock (the “Annual Grant Amount”) following the meeting of the stockholders of the Company at which such individual is elected or reelected to the office of director (the “Meeting Grant Date”), commencing with the next meeting of the stockholders of the Company following the Effective Date, with each such grant effective as of each Meeting Grant Date. In addition, notwithstanding the foregoing, (i) options will be granted to directors on the Effective Date for 40,000 shares to be effective as of the Effective Date, (ii) the Option Price per share shall equal one hundred percent (100%) of the Fair Market Value per share on the date of grant, and (iii) with respect to any director who is elected or nominated to become director other than in connection with an annual meeting of the stockholders of the Company, such director shall be granted an option, to be effective as of the date of his or her election or appointment, in an amount equal to the product of the Annual Grant Amount and a fraction the numerator which is the number of months from the date of such election or appointment until the expected date of the next annual meeting and the denominator of which is twelve.

          (b) Fractional Shares. No fractional shares shall be issued under this provision. Any fractional share that would otherwise be granted in connection with the Annual Grant Amount shall be rounded down to the nearest whole share, with the remainder being paid in cash.

          (c) No Discretion. With respect to the Options granted pursuant to this Section 8, neither the Board nor the Committee shall have discretion with respect to the selection of directors to receive Options, the number of shares subject to such Options, the purchase price thereunder or the timing of the grant of Options under this Section 8.

     9.     Stock Appreciation Rights.

          (a) Grant and Exercise. Related Rights may be granted either at or after the time of the grant of an Option. A Related Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the

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related Option, except that, unless otherwise provided by the Committee at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the Right.

     A Related Right may be exercised by a Participant, in accordance with paragraph (b) of this Section 9, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 9. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

          (b) Terms and Conditions. Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee and as evidenced by a written Award Agreement between the Company and the Participant, including the following:

               (i) Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the Award Agreement and the provisions of this Plan.

               (ii) Upon the exercise of a Related Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one (1) share of Common Stock over the Option Price per share with respect to the related Option, multiplied by the number of shares in respect of which the Related Right shall have been exercised, with the Committee having the right to determine the form of payment.

               (iii) Related Rights shall be transferable only when and to the extent that the underlying Option would be transferable under paragraph (h) of Section 6 of this Plan.

               (iv) Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant.

               (v) The term of each Free Standing Right shall be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten (10) years after the date such Right is granted.

               (vi) Upon the exercise of a Free Standing Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the price per share specified in the Award Agreement relating to the Free Standing Right (which shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant),

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multiplied by the number of shares in respect of which the Right is being exercised, with the Committee having the right to determine the form of payment.

               (vii) No Free Standing Right shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant or his legal guardian or legal representative.

               (viii) In the event of the termination of employment of a recipient of a Free Standing Right, such right shall be exercisable to the same extent that an Option would have been exercisable in the event of the termination of employment of a Participant.

     10.     Restricted Shares.

          (a) Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards (including whether or not such Restricted Shares shall qualify as Performance Awards).

          (b) Transfer Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as otherwise provided in an Award Agreement. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

          (c) Dividends and Distributions. Dividends and other distributions paid on or in respect of Restricted Shares, if any, may be paid directly to the Participant, or may be reinvested in additional Restricted Shares, as determined by the Committee in its sole discretion.

          (d) Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control. If (i) a Participant shall die while in the employ or service of the Company or an Affiliate Corporation thereof or within a period of three (3) months thereafter, (ii) a Participant’s employment or service with the Company shall terminate by reason of Disability or Retirement, or (iii) there occurs a Change in Control, then in any such case all Restricted Shares theretofore granted to such Participant shall become immediately vested and nonforfeitable.

     11.     Performance Awards.

          (a) Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Performance Awards shall be granted,

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the number of shares of Common Stock subject to Performance Awards, the duration of the period during which, and the conditions under which, the Performance Awards may be forfeited to the Company, and the other terms and conditions of such Awards. Performance Awards may be (i) denominated in cash or shares of Common Stock, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

          (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. Unless otherwise provided in an Award Agreement, Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

          (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

     12.     Provisions Applicable to Covered Officers. The Committee in its discretion may grant performance-based Options, Rights and/or Restricted Shares to Covered Officers as Performance Awards which shall be subject to the terms and provisions of this Section 12.

          (a) Nature of Performance Goals. Performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

               (i) earnings before interest, taxes, depreciation and/or amortization;

               (ii) operating income or profit;

               (iii) return on equity, assets, capital, capital employed, or investment;

               (iv) after-tax operating income;

               (v) net income;

               (vi) earnings or book value per share;

               (vii) cash flow(s);

               (viii) total sales or revenues or sales or revenues per employee;

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               (ix) stock price or total shareholder return; or

               (x) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures or any combination thereof.

     Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.

          (b) Maximum Awards. The maximum number of shares in respect of which Performance Awards may be granted under the Plan to any Covered Officer shall be 1,500,000 during any three year period, and the maximum amount of any such Awards which may be settled in cash shall be $750,000 during any three year period.

          (c) Option Price for Options Granted as Performance Awards. The Option Price per share of Common Stock for any Options granted as Performance Awards shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date of grant.

          (d) Section 162(m) Compliance. To the extent necessary to comply with Section 162(m) of the Code, the Committee, not later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), shall in writing (i) select the performance goal or goals applicable to the performance period, (ii) establish the various targets and bonus amounts which may be earned for such performance period and (iii) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

     13.     Effect of Certain Changes.

          (a) Certain Changes in Capitalization. If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to shareholders, including a rights offering, other

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than cash dividends, or any like change, then the number of shares of Common Stock available for Awards, the maximum number of shares of Common Stock that may be subject to Awards, the number of such shares of Common Stock covered by outstanding Awards, and the price per share of Options or the applicable market value of Rights, shall be proportionately adjusted by the Committee to reflect such change or distribution; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. This Plan does not give effect to the proposed amendment of the Company’s Charter to effect a reverse stock split of the Common Stock. If such reverse stock split is approved by the holders of the majority of the voting shares of the Company, this Plan and any individual grants of Awards hereunder shall be restated such that the effect of the reverse stock split is taken into account in accordance with the preceding.

          (b) Change in Par Value. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

          (c) Determination by Committee. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of Code.

     14.     Agreement by Participant Regarding Withholding Taxes. If the Committee shall so require, as a condition of grant, exercise or settlement or otherwise, each Participant shall agree that:

          (a) no later than the date a Participant recognizes taxable income in connection with an Award granted hereunder in connection with the exercise or settlement of such Award or otherwise, the Participant will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise or settlement of such Award (any such tax, a “Withholding Tax”); and

          (b) the Company shall, to the extent permitted or required by law, have the right to deduct any Withholding Tax from any payment of any kind otherwise due to the Participant.

     15.     Gross-Up for Excise Tax. An Award Agreement may provide that in the event that a Participant becomes entitled by reason of a Change in Control to the accelerated vesting of an Award, if such Participant is subject to excise tax (the “Excise Tax”) under Section 4999 of the Code, the Company shall pay to such Participant as additional compensation an amount (the “Gross-Up Payment”) which, after payment by such Participant of all taxes (including any federal, state and local income tax and excise tax upon the payment provided for by this Section 15) allows Participant to retain an amount of the Gross-Up Payment equal to the Excise Tax. For purposes of determining whether a Participant will be subject to the Excise Tax and the amount of such Excise Tax, (i) any

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other payments or benefits received or to be received by such Participant in connection with a Change in Control of the Company or the Participant’s termination of employment (whether pursuant to the terms of the Award Agreement or any other plan, arrangement or agreement with the Company, any entity whose actions result in a Change in Control of the Company or any entity affiliated with the Company or such entity) shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company’s independent auditors and reasonably acceptable to the Participant such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, or are otherwise not subject to the Excise Tax, (ii) the amount of payments or benefits treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of payments or benefits conferred on such Participant by reason of the Change in Control or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant’s residence on the date on which the Excise Tax is incurred, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Participant shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Participant with respect to such excess) at the time that the amount of such excess finally is determined. The Participant and the Company each shall reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax.

     16.     Termination and Amendment. Unless terminated by action of the Board of Directors or the Committee, no Awards may be granted under this Plan after December 14, 2010. This Plan may be amended or terminated at any time by the Committee, except that no amendment may be made without shareholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the

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Committee determines that it is desirable to qualify or comply. The Committee may amend the terms of any Award Agreement and any Award granted, retroactively or prospectively, but no amendment may adversely affect any vested Award without the holder’s consent.

     17.     Effectiveness; Approval of Stockholders. This Plan shall take effect as of December 14, 2000 (the “Effective Date”), subject to the approval of the holders of the majority of the voting shares of the Company at the Company’s 2000 Annual Meeting of Stockholders.

     18.     Effect of Headings. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

     19.     Governing Law. The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Tennessee.

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SECOND AMENDMENT TO CORRECTIONS CORPORATION OF AMERICA
2000 STOCK INCENTIVE PLAN

     WHEREAS, Corrections Corporation of America, a Maryland corporation formerly known as Prison Realty Trust, Inc. (the “Company”), administers the Corrections Corporation of America 2000 Stock Incentive Plan (the “Plan”);

     WHEREAS, Section 6(g) of the Plan currently provides that a Participant (as defined in the Plan), or his/her estate, may exercise all Options (as defined in the Plan) granted to such Participant (whether or not then exercisable) within one year of the Participant’s death, Disability or Retirement (each as defined in the Plan);

     WHEREAS, the Company desires to amend the Plan to allow the exercise of all Options granted in the future (whether or not then exercisable) for the full stated term of the Options upon the Participant’s death, Disability or Retirement; and

     WHEREAS, on December 13, 2001, the Compensation Committee of the Company’s Board of Directors considered and approved the amendments to the Plan set forth herein effective as of the date of such approval.

     NOW, THEREFORE, Section 6(g) of the Plan is hereby amended as follows:

     By deleting the section in its entirety and substituting therefor the following:

     "(a) Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control with Respect to Options Granted Prior to December 13, 2001. With respect to Options granted prior to December 13, 2001, if (x) a Participant shall die while in the employ or service of the Company or an Affiliate Corporation or within a period of three (3) months after the termination of such employment or service, (y) a Participant’s employment or service with the Company shall terminate by reason of Disability or Retirement, or (z) there occurs a Change in Control, then in any such case all Options theretofore granted to such Participant (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Participant or by the Participant’s estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant, at any time within one year after the date of death, Disability or Retirement of the Participant or the Change in Control. The Committee in its discretion may alter the foregoing limitations at or after the date of grant of an Option.

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     (b)  Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control with Respect to Options Granted on or Following December 13, 2001. With respect to Options granted on or following December 13, 2001, if (x) a Participant shall die while in the employ or service of the Company or an Affiliate Corporation or within a period of three (3) months after the termination of such employment or service, (y) a Participant’s employment or service with the Company shall terminate by reason of Disability, or (z) the Participant’s employment or service with the Company shall terminate by reason of Retirement, then in any such case all Options theretofore granted to such Participant (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Participant or by the Participant’s estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant, for the stated term of the Option. If there occurs a Change in Control, then in any such case all Options theretofore granted to such Participant (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Participant (or by the Participant’s estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant) at any time within one year after the Change in Control. The Committee in its discretion may alter the foregoing limitations at or after the date of grant of an Option.”

     FURTHER, all references to Section 6(g) of the Plan and all other terms and provisions of the Plan for which an amendment is necessary to further the purpose of this Second Amendment to Corrections Corporation of America 2000 Stock Incentive Plan (the “Amendment”) are hereby amended to conform with the terms of this Amendment.

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